As filed with the Securities and Exchange Commission on May 27, 2015

Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

_____________________________

REIGN SAPPHIRE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	5944	47-2573116
(State or Other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

9465 Wilshire Boulevard
Beverly Hills, California 90212
Telephone: 213 457 3772

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

_____________________________

Joseph Segelman
9465 Wilshire Boulevard
Beverly Hills, California 90212
Telephone: 213 457 3772

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

_____________________________

Please send copies of all correspondence to:

Willa Qian, Esq.
Alan S. Gutterman, Esq.
Qian & Company, A California Professional Law Corporation
135 Main Street, Ninth Floor
San Francisco, California 94105
TELEPHONE: 415 267 1880 x 1
FAX: 415 267 1899
Email: willa@qcolaw.com

_____________________________

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount of Shares to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $0.0001 par value	15,000,000	$0.50	$7,500,000	$871.50

____________

(1)   The securities are not traded in any public market and the offering price has been arbitrarily determined by the Company solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o) of the Securities Act of 1933, as amended (the “Securities Act”) and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price. The offering price is a fixed price at the which the Company and the selling stockholders may sell their shares until the shares are quoted on the OTCBB and/or OTCQB, at which time the selling stockholders may sell their shares at prevailing market prices or in privately negotiated transactions.

(2)   Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) of the Securities Act.

In the event of stock splits, stock dividends, or similar transactions involving the registrant’s common shares, the number of shares registered shall, unless otherwise expressly provided, automatically be deemed to cover the additional securities to be offered or issued pursuant to Rule 416 promulgated under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY OUR EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this preliminary prospectus is not complete and may be changed. The company and the selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. There is no minimum purchase requirement for the offering by the company to proceed.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION DATED MAY 26, 2015

REIGN SAPPHIRE CORPORATION

15,000,000 SHARES OF COMMON STOCK

$0.50 PER SHARE

Prior to this offering, no public market has existed for the common stock of Reign Sapphire Corporation (sometimes referred to herein as “RSC”, the “Company”, “us”, “we” or “our”) and it is not presently traded on any market or securities exchange. Upon completion of this offering, we will attempt to have the shares quoted under the symbol “RSAP” on the OTC Bulletin Board (“OTCBB”) operated by FINRA (Financial Industry Regulatory Authority) and OTCQB operated by the OTC Markets Group, Inc. There is no assurance that our shares will ever be quoted on the OTCBB or OTCQB. To be quoted on the OTCBB or OTCQB, a market maker must apply to make a market in our common stock. As of the date of this prospectus, we have not made any arrangement with any market makers to quote our shares.

In this public offering we are offering 10,000,000 shares of our authorized but unissued common stock and our selling shareholders are offering 5,000,000 shares of our common stock which have previously been issued to them and are currently outstanding. We will not receive any of the proceeds from the sale of shares by the selling shareholders. Shareholders may also sell their shares at prevailing market prices or for negotiated prices in private transactions if at such time are shares are quoted on the OTCBB or OTCQB.

This offering is being made on a self-underwritten, “best efforts” basis directly by the Company without the participation of an underwriter to market, distribute or sell the shares offered under this prospectus. The shares offered by the Company will be sold on our behalf by our President and CEO Joseph Segelman. Mr. Segelman is deemed to be an underwriter within the meaning of the Securities Act of 1933, as amended, with respect to the shares offered by the Company in this offering. He will not receive any commissions or proceeds for selling the shares on our behalf, nor will any underwriting discounts be paid. All of the shares being registered for sale by the Company will be sold at a fixed price of $0.50 per share for the duration of the offering. There is no minimum number of shares required to be purchased by any investor. All expenses incurred in this offering are being paid for by Mr. Segelman, who will be reimbursed for amounts paid out of the proceeds from the offering received by the Company.

PRIMARY OFFERING SHARES OFFERED BY COMPANY	Number of Shares	Price to Public	Underwriting Discounts & Commissions	Proceeds to the Company
Per Share	1	$0.50	$0.00	$0.50
25% of shares are sold	2,500,000	$0.50	$0.00	$1,250,000
50% of shares are sold	5,000,000	$0.50	$0.00	$2,500,000
75% of shares are sold	7,500,000	$0.50	$0.00	$3,750,000
Maximum Offering	10,000,000	$0.50	$0.00	$5,000,000

There is no minimum amount we are required to raise from the shares being offered by the Company and the proceeds from the sale of the securities will be placed directly into the Company’s account and be immediately available to us; any investor who purchases shares will have no assurance that any monies, beside their own, will be subscribed to the prospectus. All proceeds from the sale of the securities are non-refundable, except as may be required by applicable laws. There is no guarantee that we will sell any of the securities being offered in this offering. Additionally, there is no guarantee that this offering will successfully raise enough funds to cover the costs of the offering, which the Company estimates at $100,000, or institute the Company’s business plan. Additionally, there is no guarantee that a public market for our shares will ever develop and you may be unable to sell your shares and your investment in the Company will be illiquid.

This primary offering will automatically terminate upon the earliest of (i) such time as all of the shares of common stock offered by the Company have been sold pursuant to the registration statement covering such shares or (ii) 365 days from the effective date of this prospectus, unless extended by our board of directors for an additional 90 days. We may however, at our discretion terminate the offering at any time.

The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act which became law in April 2012, and thus will be subject to reduced public company reporting requirements. Please refer to “Summary of Consolidated Financial Data” for more information about our status as an “emerging growth company”.

The Company is an early stage company and has a limited history of operations. We presently do not have the funding to execute our business plan. As of the date of this prospectus, we have been primarily involved in organizing the company, and we have developed minimal revenue from our development stage business operations.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD THE COMPLETE LOSS OF YOUR INVESTMENT. PLEASE REFER TO ‘RISK FACTORS’ SECTION IN THIS PROSPECTUS BEGINNING ON PAGE 8.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

You should rely only on the information contained in this prospectus or contained in any free writing prospectus filed with the Securities and Exchange Commission. We have not authorized anyone to provide you with additional information or information different from that contained in this prospectus filed with the Securities and Exchange Commission. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If anyone provides you with different information, you should not rely on it. We are offering to sell, and seeking offers to buy, our common stock only in jurisdictions where offers and sales are permitted and we are not making an offer of our common stock in any jurisdiction where the offer is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of common stock and the distribution of this prospectus outside the United States.

i

PROSPECTUS SUMMARY

This summary only highlights selected information contained in greater detail elsewhere in this prospectus. This summary may not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire prospectus, including “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and the condensed financial statement, before making an investment decision. This prospectus contains forward-looking statements, which involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under “Risk Factors” and elsewhere in this prospectus.

In this prospectus, “RSC,’’ the “Company,” the “Registrant,” ‘‘we,’’ ‘‘us,’’ and ‘‘our,’’ refer to Reign Sapphire Corporation, a Delaware corporation, unless the context otherwise requires. Unless otherwise indicated, the term ‘‘fiscal year’’ refers to our fiscal year ending December 31. Unless otherwise indicated, the term ‘‘common stock’’ refers to shares of the Company’s common stock.

“Reign Sapphires,” “Reign Red Carpet,” “Reign Day to Night,” our logo and our other trade names, trademarks and service marks appearing in this prospectus are our property. Other trade names, trademarks and service marks appearing in this prospectus are the property of their respective holders.

The Company

Overview

Reign Sapphire Corporation was established to become the first sapphire company that will vertically integrate from the mine’s gate to the retail supply chain from processing rough Australian sapphires and gem cutting to manufacturing fine jewelry including rings, pendants, bracelets, and cuff links using a variety of metals and finishes.

The Company’s marketing initiatives will focus on: (1) Business-to-Consumer (“B2C”) marketing to attract customers to the website, (2) Business-to-Business (“B2B”) marketing and sales efforts, which will include partnerships with distribution partners, to high-end fashion retailers, and (3) building a strong retail presence to market the products directly to consumers on a retail level. The Company will initially focus marketing efforts in the U.S. and upon encountering significant success in the U.S. with online, wholesale, and retail sales, the Company will expand its marketing efforts to include Europe and the Middle East.

The Company’s product line will consist of a wide range of jewelry pieces, which will initially include women’s rings, bracelets, necklaces, The Company will manufacture pendants and watches as well as men’s rings and cuff links. The sapphires will be predominantly 1.5mm to 2.5mm diamond and princess cut melees. The Company will have 5 product lines: Entry-level His Jewelry; Entry-Level Hers Jewelry; High-End His Jewelry; High-End Hers Jewelry; and Couture. This higher-end merchandise will be targeted primarily to households with annual income of $100,000 and greater. The entry-level merchandise will be marketed primarily to households with income of $60,000 to $100,000.

Strategy

RSC will set itself apart from its competition by offering A-Z production, processing, jewelry manufacturing, wholesale & retail sales making it the only sapphire company to in-house all these processes. The Company will focus primarily on quality and secondly on strategic pricing methods that will allow their gems and precious stones to compete in the U.S. market.

Products

The Company’s product line will consist of a wide range of jewelry pieces, which will initially include women’s rings, bracelets, necklaces, as well as men’s rings and cuff links. Eventually, the Company will manufacture pendants and watches. The sapphires used will be predominantly 1.5mm to 2.5mm diamond and princess cut melees.

The Company will have 5 product lines:

•      Entry-level His Jewelry

•      Entry-Level Hers Jewelry

•      High-End His Jewelry

•      High-End Hers Jewelry

•      Couture

The “His and Hers” entry-level lines will use lower grade materials and less expensive finishes such as 935 Silver.

The high-end line will use high quality, free size gemstones and high quality metals and finishes such as gold and platinum with rhodium plating. The products will be designed according to the latest fashion trends, in consultation with leading Hollywood stylists and jewelry designers.

Market Opportunities & Marketing Strategy

Due to the nature of the industry’s products, households with annual income of $60,000 to $100,000 account for the largest proportion of jewelry industry sales; hence, households with annual income of $60,000 and greater are regarded as the primary target consumer profile. Demand for the industry’s products is largely driven by the needs and preferences of consumers, along with variations in the level of disposable income allocated toward their purchases. The Company will capitalize on fashion market opportunities by having a lower pricing point for his and hers’ jewelry by using lower grade sapphires and less precious metals. The Company will also have high-end his and hers’ jewelry that uses fine blue pave sapphires, as well as an extremely high-end couture brand that uses the finest sapphires available from Australian miners, cut by expert cutters, and set in fine custom jewelry. This higher-end merchandise will be targeted towards households with annual income of $100,000 and greater.

The Company’s marketing initiatives will focus on: (1) Business-to-Consumer (“B2C”) marketing to attract customers to the website, (2) Business-to-Business (“B2B”) marketing and sales efforts, which will include partnerships with distribution partners, to high-end fashion retailers, and eventually (3) building a strong retail presence to market the products directly to consumers on a retail level. The Company will initially focus marketing efforts on the U.S. and upon encountering significant success in the U.S. with online, wholesale, and retail sales, the Company will expand marketing efforts to include Europe and the Middle East.

On a B2C basis, the Company will use a wide array of marketing methods to spread awareness of the Company’s jewelry products, which will include internet marketing, print advertising, promotions, and eventually signage. The Company will identify ideal locations that will contain a lot of walk-by traffic in communities with middle to upper income residents. The Company is confident that a visit to the RSC retail boutique will leave the customer satisfied and eagerly awaiting the next opportunity to purchase jewelry or refer the Company’s products to friends and family.

Plan of Operations

As of the date of this prospectus, we have generated minimal revenue. Our activities have been limited to developing our business and financial plans. We will not have the necessary capital to develop or execute our business plan until we are able to secure financing. There can be no assurance that such financing will be available on suitable terms. Even if we raise 100% of the offering described in this prospectus, we may not have sufficient capital to begin generating further revenues from operations. For further discussion of our plan of operations and future financing requirements, see “Use of Proceeds”.

Risks Associated with Our Business

Our business is subject to the risks and uncertainties discussed more fully in the section entitled “Risk Factors” immediately following this summary. In particular:

•      We will require additional funds in the future to achieve our current business strategy and our inability to obtain funding will cause our business to fail.

•      We have a limited operating history that you can use to evaluate us, and the likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays that we may encounter because we are a small developing company. As a result, we may not be profitable and we may not be able to generate sufficient revenue to develop as we have planned.

•      We operate in a highly competitive environment, and if we are unable to compete with our competitors, our business, financial condition, results of operations, cash flows and prospects could be materially adversely affected.

•      Because we are small and do not have much capital, our marketing campaign may not be enough to attract sufficient clients to operate profitably. If we do not make a profit, we will suspend or cease operations.

•      Our future success is dependent, in part, on the performance and continued service of Joseph Segelman, our President and CEO. Without his continued service, we may be forced to interrupt or eventually cease our operations.

•      Our business is subject to economic, political and social developments as well as political and currency risks and changes due to judicial, administrative and regulatory actions. For example, businesses like ours that are dependent upon exploration for and extraction of minerals are subject to a high degree of risk.

Going Concern

We are an early stage company and have virtually no financial resources. Our independent registered public accountant included an explanatory paragraph in their opinion on our financial statements as of and for the period ended December 31, 2014 that states that Company losses from operations raise substantial doubt about its ability to continue as a going concern. We may seek additional financing beyond the amounts that may be received from this offering. The financing sought may be in the form of equity or debt financing from various sources as yet unidentified. Until we have completed our offering most if not all of our efforts will be spent on developing the Reign Sapphires brand and the development of our initial jewelry collections. No assurances can be given that we will generate sufficient revenue or obtain the necessary financing to continue as a going concern.

Corporate Information

The Company was incorporated in the State of Delaware on December 15, 2014. Our principal executive offices are located at 9465 Wilshire Boulevard Beverly Hills CA 90212, and our telephone number is (213 457 3772). Our website is www.reignsapphires.com. The information contained in, or that can be accessed through, our website is not a part of this prospectus.

Emerging Growth Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act which became law in April 2012, and thus will be subject to reduced public company reporting requirements. Please refer to “Summary of Consolidated Financial Data” for more information about our status as an “emerging growth company”.

The Offering

We have authorized capital stock consisting of 100,000,000 shares of common stock, $0.0001 par value per share (“Common Stock”) and 10,000,000 shares of preferred stock, $0.0001 par value per share (“Preferred Stock”). We have 30,195,000 shares of Common Stock issued and outstanding. Through this offering we will register a total of 15,000,000 shares. These shares represent 10,000,000 additional shares of common stock to be issued by us and 5,000,000 shares of common stock currently issued to our selling stockholders. We may endeavor to sell all 10,000,000 shares of common stock to be issued by us after the registration statement for such shares becomes effective. Upon effectiveness of such registration statement, the selling stockholders may also sell their own shares. The price at which we, the Company, will offer our shares will be at a fixed price of $0.50 per share for the duration of the offering. The selling stockholders will also sell shares at a fixed price of $0.50 for the duration of the offering however, if at such time our shares are quoted on the OTC Bulletin Board (“OTCBB”) operated by FINRA (Financial Industry Regulatory Authority) and/or OTCQB operated by the OTC Markets Group, Inc. the selling stockholders may sell their shares at prevailing market prices or at privately negotiated prices. There is no arrangement to address the possible effect of the offering on the price of the stock.

The primary offering on behalf of the Company is separate from the secondary offering of the selling stockholders in that the proceeds from the shares of stock sold by the selling stockholders will go directly to them, not the Company. The same idea applies if the company approaches or is approached by investors who then subsequently decide to invest with the Company. Those proceeds would then go to the Company. Whomever the investors decide to purchase the shares from will be the beneficiary of the proceeds. None of the proceeds from the sale of shares by the selling stockholders will be utilized or given to the Company.

Securities being offered by the Company	10,000,000 shares of common stock offered by us in a direct offering. There is no minimum number of shares that must be sold by us for the offering to close.

Securities being offered by the Selling Stockholders	5,000,000 shares of common stock offered by selling stockholders in a resale offering.

Offering price per share

We and the selling shareholders will sell the shares at a fixed price per share of $0.50 for the duration of this offering. The selling shareholders may, however, if at such time it occurs that our shares are quoted on the OTCBB and/or OTCQB, sell their shares at prevailing market prices or in privately negotiated transactions. The offering price of the common stock has been determined arbitrarily and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings, if any, or net worth.

Number of shares outstanding before offering of common stock	30,195,000 common shares are currently issued and outstanding.

Number of shares outstanding after the offering of common shares	40,195,000 common shares will be issued and outstanding if we sell all of the shares we are offering.

The minimum number of shares to be sold in this offering	There is no minimum number of shares that must be sold by us for the offering to close, and we will retain the proceeds from the sale of any of the offered shares that are sold.

Market for the common shares; proposed trading symbol

There is presently no public market for our common shares. While we plan to find a market maker to file an application to include our common stock on the OTCBB and/or OTCQB using the trading symbol “RSAP”, such efforts may not be successful and our shares may never be quoted and owners of our common stock may not have a market in which to sell the shares. Also, no estimate may be given as to the time that this application process will require. Furthermore, even if our common stock is quoted or granted listing, a market for the common shares may not develop.

Use of proceeds

We intend to use the net proceeds to us for working capital. The total costs of this offering, which are estimated to be $100,000, may exceed the proceeds we receive from the offering. See “Use of Proceeds”.

Termination of the offering

This offering will automatically terminate upon the earlier to occur of (i) 365 days after this registration statement becomes effective with the Securities and Exchange Commission, or (ii) the date on which all of the shares registered hereunder for offering by the Company have been sold. We may, at our discretion, extend the offering for an additional 90 days or terminate the offering at any time. We will notify investors by filing an information statement that will be available for public viewing on the SEC Edgar Database of any such extension of the offering.

“Best efforts” offering

The offering is being conducted on a self-underwritten, “best efforts” basis, which means our President and CEO, Joseph Segelman, will attempt to sell the shares himself without the participation of an underwriter to market, distribute or sell the shares offered under this prospectus. This prospectus will permit Mr. Segelman to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell. Mr. Segelman will sell the shares himself and intends to offer them to friends, family members and business acquaintances and distribute the prospectus to potential investors at meetings. In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934 (the “Exchange Act”). The intended methods of communication include, without limitation, telephone and personal contacts. We do not intend to use any mass-advertising methods such as the Internet or print media.

Subscriptions irrevocable

All subscription agreements and checks should be delivered to us at the address provided in the Subscription Agreement (see Exhibit 99.1a to the registration statement which includes this prospectus) and subscriptions once accepted by us are irrevocable (except as to any states that require a statutory cooling-off period or rescission right). There is no minimum number of shares that must be sold. Since there is no minimum amount of shares that must be sold by us, you may receive no proceeds or very minimal proceeds from the offering and potential investors may end up holding shares in a company that has not received enough proceeds from the offering to begin operations; and has no market for its shares.

Registration and offering costs	We estimate our total registration and offering costs to be approximately $100,000.

Risk factors	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

Common stock control

Joseph Segelman, our President and CEO, currently owns or otherwise controls 82.8% of the issued and outstanding common stock of the company, and will continue to own sufficient common shares to control the operations of the company after this offering, irrespective of its outcome.

Penny Stock regulation

The liquidity of our common stock is restricted as our common stock falls within the definition of a penny stock. These requirements may restrict the ability of broker/dealers to sell our common stock, and may affect your ability to resell common stock that you purchase in this offering.

Summary Financial Information

The following selected financial information is derived from the Company’s financial statements appearing elsewhere in this prospectus and should be read in conjunction with the Company’s financial statements, including the notes thereto, appearing elsewhere in this prospectus.

	Fiscal year Ended December 31, 2014	From Inception (May 31, 2013) through December 31, 2013	Fiscal quarter Ended March 31, 2015	Fiscal quarter Ended March 31, 2014
Operating Statement Data:
Revenues	$43,153	$8,410	$10,768	$7,618
Gross Profit	17,904	6,168	7,767	5,149
Expenses	405,448	250,891	159,566	83,787

Profit (Loss) from Operations	(387,544)	(244,723)	(151,799)	(78,638)

Net Loss	(387,544)	(244,723)	(151,799)	(78,638)

Net Profit (Loss) Per Share	(0.01)	(0.01)	(0.01)	(0.00)

Balance Sheet Data:
Total Assets	$562,268	$156,168	$627,773

Total Liabilities	462,835	131,641	$595,139

Common Shares
Issued and Outstanding	29,855,000	27,845,000	30,195,000

Shareholders’ Equity	$99,433	$24,527	$32,634

Emerging Growth Company

The recently enacted Jumpstart Our Business Startups Act of 2012, or the JOBS Act, is intended to reduce the regulatory burden on emerging growth companies. The Company meets the definition of an emerging growth company and so long as it qualifies as an “emerging growth company,” it will, among other things:

•      be temporarily exempted from the internal control audit requirements Section 404(b) of the Sarbanes-Oxley Act;

•      be temporarily exempted from various existing and forthcoming executive compensation-related disclosures, for example: “say-on-pay”, “pay-for-performance”, and “CEO pay ratio”;

•      be temporarily exempted from any rules that might be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or supplemental auditor discussion and analysis reporting;

•      be temporarily exempted from having to solicit advisory say-on-pay, say-on-frequency and say-on-golden-parachute shareholder votes on executive compensation under Section 14A of the Securities Exchange Act of 1934, as amended;

•      be permitted to comply with the SEC’s detailed executive compensation disclosure requirements on the same basis as a smaller reporting company; and,

•      be permitted to adopt any new or revised accounting standards using the same timeframe as private companies (if the standard applies to private companies).

Although we are still evaluating our options under the JOBS Act, we may take advantage of some or all of the reduced regulatory and reporting requirements that will be available to us so long as we qualify as an “emerging growth company” and thus the level of information we provide may be different than that of other public companies. If we do take advantage of any of these exemptions, some investors may find our securities less attractive, which could result in a less active trading market for our common stock, and our stock price may be more volatile.

We are electing to not opt out of the JOBS Act extended accounting transition period. This may make our financial statements more difficult to compare to other companies. Pursuant to the JOBS Act, as an emerging growth company we can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the standard for the private company. This may make it difficult or impossible to compare our financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period as possible different or revised standards may be used.

We will continue to be an emerging growth company until the earliest of:

•      the last day of the fiscal year during which we have annual total gross revenues of $1 billion or more;

•      the last day of the fiscal year following the fifth anniversary of the first sale of our common equity securities in an offering registered under the Securities Act;

•      the date on which we issue more than $1 billion in non-convertible debt securities during a previous three-year period; or

•      the date on which we become a large accelerated filer, which generally is a company with a public float of at least $700 million (Exchange Act Rule 12b-2).

RISK FACTORS

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risk factors described below and all of the information contained in this prospectus relating to our business before deciding whether to purchase our common stock. These are the risks and uncertainties we believe are most important for you to consider. Additional risks and uncertainties not presently known to us which we currently deem immaterial or which are similar to those faced by other businesses in general, may also impair our businesses operations. If any of the following risks actually occur, our business, prospects, financial condition and results of operations could be negatively affected to a significant extent. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment in our common stock. Please also see “Disclosure Regarding Forward-Looking Statements.”

Risks Relating to Our Company and Our Industry

We have virtually no financial resources and our independent public accountants’ report includes an explanatory paragraph stating that there is substantial doubt about our ability to continue as a going concern.

We are an early stage company and have virtually no financial resources. Our independent registered public accounting firm included an explanatory paragraph in their opinion on our financial statements as of and for the period ended December 31, 2014 that states that Company losses from operations raise substantial doubt about its ability to continue as a going concern. We may seek additional financing beyond the amounts that may be received from this offering. The financing sought may be in the form of equity or debt financing from various sources as yet unidentified. Until we have completed our offering most if not all of our efforts will be spent on developing the Reign Sapphires brand and the development of our initial jewelry collections. No assurances can be given that we will generate sufficient revenue or obtain the necessary financing to continue as a going concern.

We will require additional funds in the future to achieve our current business strategy and our inability to obtain funding will cause our business to fail.

We will need to raise additional funds through public or private debt or equity sales in order to fund our future operations and fulfill contractual obligations in the future. These financings may not be available when needed. Even if these financings are available, it may be on terms that we deem unacceptable or are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, covenants, or other terms. Our inability to obtain financing would have an adverse effect on our ability to implement our current business plan and develop our products, and as a result, could require us to diminish or suspend our operations and possibly cease our existence.

Even if we are successful in raising capital in the future, we will likely need to raise additional capital to continue and/or expand our operations. If we do not raise the additional capital, the value of any investment in our company may become worthless. In the event we do not raise additional capital from conventional sources, it is likely that we may need to scale back or curtail implementing our business plan.

The Company, being a start-up company has generated minimal revenue since our inception in December 2014.

We are a start-up company. Our ability to continue as a going concern is dependent upon our ability to commence a commercially viable operation and to achieve profitability. Since our inception in December 2014, we have generated minimal revenue, and currently have only limited operations. These factors raise substantial doubt about our ability to continue as a going concern. We may not be able to generate revenues in the future and as a result the value of our common stock may become worthless. There are no assurances that we will be successful in raising additional capital or successfully developing and commercializing our products and become profitable.

We have a limited operating history that you can use to evaluate us, and the likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays that we may encounter because we are a small developing company. As a result, we may not be profitable and we may not be able to generate sufficient revenue to develop as we have planned.

We have no significant assets or financial resources. The likelihood of our success must be considered in light of the expenses and difficulties in development of worldwide clients, customers, recruiting and keeping clients and/ or customers and obtaining financing to meet the needs of our plan of operations. Since we have a limited operating history we may not be profitable and we may not be able to generate sufficient revenues to meet our expenses and support our anticipated activities.

Although members of our management team have significant experience in investment, no investments have yet been made by the Company and the Company does not have an established trading record. As a result, prospective investors will have limited historical information available to them with which to evaluate our business, making it more difficult to identify its long-term trends and developments. In evaluating our future performance and prospects, investors should consider the risks, expenses, uncertainties and obstacles that we may face in implementing our strategy and in conducting our current and planned business activities.

We operate in a highly competitive environment, and if we are unable to compete with our competitors, our business, financial condition, results of operations, cash flows and prospects could be materially adversely affected.

We operate in a highly competitive environment. Our competition includes Tiffany & Co, Bluenile.com, Gemfields and Zales, all of which may distribute products similar to ours and at competitive prices. Some of our competitors will have greater financial and operational resources than us. New competitors and changes in the competitive environment may increase competitive pressures or reduce market prices for our products and services and the investment opportunities in them. A highly competitive environment could materially adversely affect our business, financial condition, results of operations, cash flows and prospects.

Because we are small and do not have much capital, our marketing campaign may not be enough to attract sufficient clients to operate profitably. If we do not make a profit, we will suspend or cease operations.

Due to the fact we are small and do not have much capital, we must limit our marketing activities and may not be able to make our product known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

We expect our quarterly financial results to fluctuate.

We expect our net sales and operating results to vary significantly from quarter to quarter due to a number of factors, including changes in demand for our products; our ability to retain existing customers or encourage repeat purchases; our ability to manage our product inventory; general economic conditions; advertising and other marketing costs; costs of expanding to other products. As a result of the variability of these and other factors, our operating results in future quarters may be below the expectations of public market analysts and investors.

Our future success is dependent, in part, on the performance and continued service of Joseph Segelman, our President and CEO. Without his continued service, we may be forced to interrupt or eventually cease our operations.

We are presently dependent to a great extent upon the experience, abilities and continued services of Joseph Segelman, our President and CEO. If he should resign or die we will not have a President or CEO. If that should occur, until we find another person to serve in those capacities our operations could be suspended. In that event it is possible you could lose most if not all of your entire investment.

Our future success is dependent on our implementation of our business plan. We have many significant steps still to take.

Our success will depend in large part in our success in achieving several important steps in the implementation of our business plan, including the following: acquiring business information, development of clients, development of more suppliers of products, implementing order processing and customer service capabilities, and management of business process. If we are not successful, we will not be able to fully implement or expand our business plan.

Our success depends upon our ability to attract and hire key personnel and the pool of potential employees may be small and in high demand by our competitors. Our inability to hire qualified individuals will negatively affect our business, and we will not be able to implement or expand our business plan.

Our business is greatly dependent on our ability to attract key personnel. We will need to attract, develop, motivate and retain highly skilled technical employees. Competition for qualified personnel is intense and we may not be able to hire or retain qualified personnel. Our management has limited experience in recruiting key personnel which may hurt our ability to recruit qualified individuals. If we are unable to retain such employees, we will not be able to implement or expand our business plan.

If we cannot effectively increase and enhance our sales and marketing capabilities, we may not be able to increase our revenues.

We need to further develop our sales and marketing capabilities to support our commercialization efforts. If we fail to increase and enhance our marketing and sales force, we may not be able to enter new or existing markets. Failure to recruit, train and retain new sales personnel, or the inability of our new sales personnel to effectively market and sell our products, could impair our ability to gain market acceptance of our products.

Our President and CEO, Joseph Segelman, beneficially owns approximately or has the right to vote as to more than 82% of our outstanding common stock in total. As a result, he will have the ability to control substantially all matters submitted to our stockholders for approval including:

•      Election of our board of directors;

•      Removal of any of our directors;

•      Amendment of our Certificate of Incorporation or bylaws;

•      Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of his ownership and position, he is able to influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, the future prospect of sales of significant amounts of shares held by him could affect the market price of our common stock if the marketplace does not orderly adjust to the increase in shares in the market and the value of your investment in our company may decrease. Mr. Segelman’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Our growth will place significant strains on our resources.

The Company is currently in the exploration stage, with only limited operations, and has generated no revenue since inception. The Company’s growth, if any, is expected to place a significant strain on the Company’s managerial, operational and financial resources. Moving forward, the Company’s systems, procedures or controls may not be adequate to support the Company’s operations and/or the Company may be unable to achieve the rapid execution necessary to successfully implement its business plan. The Company’s future operating results, if any, will also depend on its ability to add additional personnel commensurate with the growth of its operations, if any. If the Company is unable to manage growth effectively, the Company’s business, results of operations and financial condition will be adversely affected.

We are an “emerging growth company” under the JOBS Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards. As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates.

We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million.

We are also currently a “smaller reporting company”, meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company”, at such time are we cease being an “emerging growth company”, the disclosure we will be required to provide in our SEC filings will increase, but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company”. Specifically, similar to “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, being required to provide only two years of audited financial statements in annual reports. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze the Company’s results of operations and financial prospects.

As we are a publicly reporting company, we will continue to incur significant costs in staying current with reporting requirements. Our management will be required to devote substantial time to compliance initiatives. Additionally, the lack of an internal audit group may result in material misstatements to our financial statements and ability to provide accurate financial information to our shareholders.

Our management and other personnel will need to devote a substantial amount of time to compliance initiatives to maintain reporting status. Moreover, these rules and regulations, that are necessary to remain as an SEC reporting Company, will be costly as an external third party consultant(s), attorney, or firm, may have to assist in some regard to following the applicable rules and regulations for each filing on behalf of the company.

We currently do not have an internal audit group, and we will eventually need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge to have effective internal controls for financial reporting.

Moreover, if we are not able to comply with the requirements or regulations as an SEC reporting company, in any regard, we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

Our business is subject to economic, political and social developments as well as political and currency risks and changes due to judicial, administrative and regulatory actions.

Various laws, regulations and taxes may affect our ability to conduct business in our chosen sphere of operation. New or amended laws, rules, regulations or ordinances could require significant unanticipated expenditures or impose restrictions on the development of our business. Such laws, rules, regulations or ordinances may also adversely affect our ability to operate our business. The Company’s business and prospects are subject to economic, political and social developments in its main countries of operation, specifically Canada, Australia and the United States of America. In particular, our business may be adversely affected by changes in those countries’ political, economic and social conditions; changes in policies of the government or changes in laws and regulations or the interpretation of laws and regulations; changes in foreign exchange regulations; measures that may be introduced to control inflation, such as interest rate increases; and changes in the rate or method of taxation.

Existing political conditions are subject to the introduction of new legislation, amendments to existing legislation by governments or the interpretation of those laws by governments which could impact adversely on the assets, operations and ultimate financial performance of the Company and its investments. Lack of political stability, changes in political attitudes and changes to government regulations relating to foreign investment and mining are beyond the control of the Company and may adversely affect its business and its investments. Operations may be affected to varying degrees by government regulation with respect to restrictions on various areas, including production, employment costs, price controls, income taxation, expropriation of property, environmental legislation and mine safety.

Currency fluctuations may affect the cash flow that the Company’s investments may realize from their operations as mineral, oil and gas production is usually sold in the world market in US Dollars. Much of the Company’s investments’ costs are likely to be denominated in other currencies. Fluctuations in exchange rates between currencies in which they operate and in which it reports may cause fluctuations in its financial results which are not necessarily related to their underlying operations.

The Company’s investments’ intended production activities will be dependent on the grant and maintenance of appropriate licenses, concessions, leases, permits and regulatory consents, and on commercial agreements, which could subsequently be withdrawn or made subject to limitations or subject to breach or other restrictions. There can be no assurance that they will be maintained or renewed, or if so, on what terms. Governmental licenses, concessions, leases, permits and regulatory consents are, as a practical matter, subject to the discretion of the applicable governments or governmental offices. The Company and its investments must comply with existing standards, laws and regulations that may entail greater or lesser costs and delays, depending on the nature of the activity to be permitted and the permitting authority. New laws and regulations, amendments to existing laws and regulations, or more stringent enforcement or re-interpretation of existing laws and regulations, could have a material adverse impact on the Company’s investments’ results of operations and financial condition.

Businesses like ours that are dependent upon exploration for and extraction of minerals are subject to a high degree of risk.

The business of investing in companies in exploration for and extraction of minerals involves a high degree of risk. Few properties that are explored are ultimately developed into producing reserves. Mineral deposits assessed by the Company may not contain economically recoverable volumes of resources. Should any reserves contain economically recoverable resources then delays in the construction and commissioning of resource projects or other technical difficulties may result in any projected target dates for production being delayed or further capital expenditure being required. Mineral exploration is highly speculative in nature, involves many risks and is frequently unsuccessful. There can be no assurance that any resources discovered will result in proven reserves being attributed to the Company’s investments. If reserves are developed, it can take a number of years until production is possible, during which time the economic feasibility of production may change.

Our operations and investments may be disrupted by a variety of risks and hazards which are beyond our reasonable control and which may disrupt our business and subject to us to monetary losses and possible legal liability.

Our operations and investments may be disrupted by a variety of risks and hazards which are beyond our reasonable control, including geological, geotechnical and seismic factors, environmental hazards, industrial accidents, occupational and health hazards, technical failures, employment disputes, unusual or unexpected rock or sedimentary formations, flooding and extended interruptions due to inclement or hazardous weather conditions, explosions and other acts of God. The occurrence of any of these hazards could delay activities of the Company’s investments and/or result in damage to, or destruction of, production facilities, personal injury, environmental damage, business interruption, monetary losses and possible legal liability. No assurance can be given that the Company’s investments will be able to obtain insurance coverage at reasonable rates (or at all), or that any coverage it obtains will be adequate and available to cover any such claims. The Company and its investments may become subject to liability for pollution or other hazards against which it has not insured or cannot insure, including those of past activities for which it was not responsible.

Risks Relating to the Company’s Securities

We may never have a public market for our common stock or may never trade on a recognized exchange. Therefore, you may be unable to liquidate your investment in our stock.

There is no established public trading market for our securities. Our shares are not and have not been listed or quoted on any exchange or quotation system.

In order for our shares to be quoted, a market maker must agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTCBB and OTCQB. In addition, it is possible that such application for quotation may not be approved and even if approved it is possible that a regular trading market will not develop or that if it did develop, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

Even if there is a public trading market for our common stock you may have difficulty realizing the value of your investment in our stock.

Prospective investors should be aware that the value of any investment in our company may go down as well as up. Investors may therefore realise less than their original investment and could lose their entire investment. The market value of an investment in our company may not necessarily accurately reflect its underlying value. Although the common shares are proposed to be quoted on the on the OTCBB and or OTCQB, this should not be taken as implying that there will be a liquid market in these securities. An investment in these securities may thus be difficult to realize and you may sustain a total loss of your investment. The market for shares in smaller companies is less liquid than for larger companies. Our common shares may not be suitable as a short-term investment. Consequently, our common shares may be difficult to buy and sell and the price may be subject to greater fluctuations than shares of larger companies. There can be no guarantee that we will achieve our investment objectives or that our investments will achieve returns to justify the initial valuation, or that our common shares will be able to achieve a higher valuation in the future, or if achieved, that such valuation will be maintained.

We may in the future issue additional shares of our common stock, which may have a dilutive effect on our stockholders.

It is possible that we will need to raise further funds in the future. There is no guarantee that the then prevailing market conditions will allow for such fundraising or that new investors will be prepared to subscribe for common shares. Our Certificate of Incorporation authorizes the issuance of 100,000,000 shares of common stock, of which 30,195,000 shares are issued and outstanding as of April 30, 2015. The future issuance of our common shares may result in substantial dilution in the percentage of our common shares held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

We may issue shares of preferred stock in the future that may adversely impact your rights as holders of our common stock.

As discussed above, we may need to raise further funds in the future and there is no guarantee that new investors will be prepared to subscribe for common shares and may require that we issue them securities whose rights, preferences and privileges are senior to the holders of common shares. Our Certificate of Incorporation authorizes us to issue up to 10,000,000 shares of preferred stock. Accordingly, our board of directors will have the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further stockholder approval. Our board of directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. To the extent that we do issue such additional shares of preferred stock, your rights as holders of common stock could be impaired thereby, including, without limitation, dilution of your ownership interests in us. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your interest as holders of common stock.

We do not currently intend to pay dividends on our common stock and consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our common stock.

We have never declared or paid any cash dividends on our common stock and do not currently intend to do so for the foreseeable future. We currently intend to invest our future earnings, if any, to fund our growth. Therefore, you are not likely to receive any dividends on your common stock for the foreseeable future and the success of an investment in shares of our common stock will depend upon any future appreciation in its value. There is no guarantee that shares of our common stock will appreciate in value or even maintain the price at which our stockholders have purchased their shares.

We may be exposed to potential risks resulting from requirements under Section 404 of the Sarbanes-Oxley Act of 2002.

As a reporting company we are required, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting. We do not have a sufficient number of employees to segregate responsibilities and may be unable to afford increasing our staff or engaging outside consultants or professionals to overcome our lack of employees.

We do not currently have independent audit or compensation committees. As a result, our directors have the ability, among other things, to determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

The costs to meet our reporting and other requirements as a public company subject to the Exchange Act of 1934 is and will be substantial and may result in us having insufficient funds to expand our business or even to meet routine business obligations.

As a public entity, subject to the reporting requirements of the Exchange Act of 1934, we will continue to incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements. We estimate that these costs will range up to $75,000 per year for the next few years and will be higher if our business volume and activity increases. As a result, we may not have sufficient funds to grow our operations.

State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell shares of our common stock.

Secondary trading in our common stock may not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock cannot be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted.

Risks Relating to this Offering

Investors cannot withdraw funds once invested and will not receive a refund.

Investors do not have the right to withdraw invested funds. Subscription payments will be paid to Reign Sapphire Corporation and held in our corporate bank account if the Subscription Agreements are in good order and the Company accepts the investor’s investment. Therefore, once an investment is made, investors will not have the use or right to return of such funds.

The trading in our shares will be regulated by the Securities and Exchange Commission Rule 15G-9 which established the definition of a “Penny Stock.”

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $4,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and must deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase.

We are selling the shares of this offering without an underwriter and may be unable to sell any shares.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to market, distribute or sell the shares; we intend to sell our shares through our President, who will receive no commissions. There is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares of our offering we may have to seek alternative financing to implement our business plan.

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the OTCBB and or OTCQB. The OTCBB and OTCQB are regulated quotation services that display real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCBB or OTCQB are not issuer listing services, market or exchange. Although the OTCBB or OTCQB do not have any listing requirements per se, to be eligible for quotation on the OTCBB and OTCQB, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTCBB or OTCQB. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB or OTCQB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between the Company and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

We will incur ongoing costs and expenses for SEC reporting and compliance. Without revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

The estimated cost of this registration statement is $100,000. We will have to utilize funds from Joseph Segelman. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTCBB and or OTCQB. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. The costs associated with being a publicly traded company in the next 12 month will be approximately $75,000.00 If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTCBB or OTCQB.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, and any supplement to this prospectus, includes “forward-looking statements” that involve risk and uncertainties. To the extent that the information presented in this prospectus discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of predictive, future-tense or forward-looking terminology, such as “intends,” “believes,” “anticipates,” “expects,” “estimates,” “may,” “will,” “might,” “outlook,” “could,” “would,” “pursue,” “target,” “project,” “plan,” “seek,” “should,” “assume,” or similar terms or the negatives thereof. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from those anticipated in such forward-looking statements. These include, among others, the cautionary statements in the “Risk Factors” section and the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section in this prospectus. Such statements speak only as of the date of such statement and, except as may be required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements herein to conform such statements to our actual results. Potential investors are urged to carefully consider such factors. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements.

Market, Industry and Other Data

This prospectus contains estimates, projections and other information concerning our industry, our business and the markets for our products and services, including data regarding the estimated size of those markets, their projected growth rates and the perceptions and preferences of customers, as well as data regarding market research, estimates and forecasts prepared by our management. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. Unless otherwise expressly stated, we obtained this industry, business, market and other data from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry and general publications, government data and similar sources that we believe are reliable. We have not commissioned any of the third-party data presented in this prospectus. In some cases, we do not expressly refer to the sources from which this data are derived. In that regard, when we refer to one or more sources of this type of data in any paragraph, you should assume that other data of this type appearing in the same paragraph are derived from the same sources, unless otherwise expressly stated or the context otherwise requires.

USE OF PROCEEDS

Our offering is being made on a self-underwritten, “best efforts” basis, which means that the offering will be made directly by the Company without the participation of an underwriter to market, distribute or sell the shares offered under this prospectus. No minimum number of shares must be sold in order for the offering to proceed. See “Plan of Distribution”.

The offering price per share is $0.50. The following table sets forth the uses of proceeds assuming the sale of 100% of the securities offered for sale by the Company. There is no assurance that we will raise the full $10,000,000 as anticipated.

If 10,000,000 shares (100%) are sold:
Next 12 months

Planned Actions	Estimated Cost to Complete
Marketing and Product Development	$1,500,000
Purchase inventory	$500,000
Working capital	$1,000,000
Perform financial strategies (including offering expenses).	$175,000
TOTAL	$3,175,000

Next 13-24 months

Planned Actions	Estimated Cost to Complete
Marketing and Product Development	$1,200,000
Working capital	$625,000
TOTAL	$1,825,000

If 7,500,000 shares (75%) are sold:
Next 12 months

Planned Actions	Estimated Cost to Complete
Marketing and Product Development	$1,125,000
Purchase inventory	$375,000
Working capital	$750,000
Perform financial strategies (including offering expenses).	$150,000
TOTAL	$2,400,000

Next 13-24 months

Planned Actions	Estimated Cost to Complete
Marketing and Product Development	$750,000
Working capital	$600,000
TOTAL	$1,350,000

If 5,000,000 shares (50%) are sold:
Next 12 months

Planned Actions	Estimated Cost to Complete
Marketing and Product Development	$750,000
Purchase inventory	$250,000
Working capital	$500,000
Perform financial strategies (including offering expenses).	$150,000
TOTAL	$1,650,000

Next 13-24 months

Planned Actions	Estimated Cost to Complete
Marketing and Product Development	$400,000
Working capital	$450,000
TOTAL	850,000

If 5,000,000 shares (25%) are sold:
Next 12 months

Planned Actions	Estimated Cost to Complete
Marketing and Product Development	$400,000
Purchase inventory	$250,000
Working capital	$500,000
Perform financial strategies (including offering expenses).	$100,000
TOTAL	$1,250,000

The above figures represent only estimated costs for the next 24 months. If necessary, Joseph Segelman, our President and CEO, has verbally agreed to loan the company funds to complete the registration process. Also, these loans would be necessary if the proceeds from this offering will not be sufficient to implement our business plan and maintain reporting status and quotation on the OTCBB and OTCQB when/if our common stocks become eligible for trading on the OTCBB and OTCQB.

DILUTION

If you purchase any of the shares offered by this prospectus, your ownership interest will be diluted to the extent of the difference between the initial public offering price per share and the pro forma as adjusted net tangible book value per share of our common stock immediately after this offering. Dilution results from the fact that the initial public offering price per share is substantially in excess of the book value per share attributable to the existing stockholder for the presently outstanding stock. As of March 31 2015, our net tangible book value was ($48,792) or $(0.0016 per share of common stock. Net tangible book value per share represents the amount of our total tangible assets (excluding deferred offering costs) less total liabilities, divided by 29,855,000, the number of shares of common stock outstanding at March 31, 2015.

The following table sets forth as of March 31, 2015, the number of shares of common stock purchased from us and the total consideration paid by our existing stockholders and by new investors in this offering if new investors purchase 25%, 50%, 75% or 100% of the offering, after deduction of offering expenses, assuming a purchase price in this offering of $0.50 per share of common stock.

	25% of Offering Sold	50% of Offering Sold	75% of Offering Sold	100% of Offering Sold
Offering Price Per share	$0.50	$0.50	$0.50	$0.50
Post Offering Net Tangible Book Value	$1,132,634	$2,382,634	$3,632,634	$4,882,634
Post Offering Net Tangible Book Value Per Share	$0.0346	$0.0677	$0.0964	$0.1215
Pre-Offering Net Tangible Book Value Per Share	$(0.0039)	$(0.0039)	$(0.0039)	$(0.0039)
Increase (Decrease) Net Tangible Book Value Per Share After Offering for Original Shareholder	$0.0385	$0.0716	$0.1003	$0.1254

Dilution Per Share for New Shareholders	$0.4654	$0.4323	$0.4036	$0.379
Percentage Dilution Per Share for New Shareholders	93.1%	86.5%	80.7%	75.8%
Capital Contribution by Purchasers of Shares	$1,250,000	$2,500,000	$3,750,000	$5,000,000
Capital Contribution by Existing Shares	$816,700	$816,700	$816,700	$816,700
% Contribution by Purchasers of Shares	60.5%	75.4%	82.1%	86.0%
% Contribution by Existing Shareholder	39.5%	24.6%	17.9%	14.0%
Gross Offering Proceeds	$1,250,000	$2,500,000	$3,750,000	$5,000,000
Anticipated Net Offering Proceeds	$1,150,000	$2,400,000	$3,650,000	$4,900,000
# of Shares After Offering Held by Public Investors	2,500,000	5,000,000	7,500,000	10,000,000
Total Shares Issued and Outstanding	32,695,000	35,195,000	37,695,000	40,195,000
% of Shares – Purchasers After Offering	7.6%	14.2%	19.9%	24.9%
% of Shares – Existing Shareholder After Offering	92.4%	85.8%	80.1%	75.1%

SELECTED FINANCIAL DATA

The following table summarizes our selected financial data for the periods and as of the dates indicated. Our selected statements of operations data for the year ended December 31, 2014 and for the period from May 31, 2013 (inception) to December 31, 2013, and our selected balance sheet data as of December 31, 2014 and 2013, have been derived from our audited financial statements included elsewhere in this filing. Our selected statements of operations data for the three months ended March 31, 2015 and 2014, and our selected balance sheet data as of March 31, 2015, have been derived from our unaudited interim condensed financial statements included elsewhere in this filing. The unaudited interim condensed financial statements have been prepared on the same basis as the annual audited financial statements and, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary for a fair presentation of the information for the periods presented. Our financial statements are prepared and presented in accordance with generally accepted accounting principles in the United States. Our historical results are not necessarily indicative of the results to be expected for any future periods. Our selected financial data should be read together with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and with our financial statements and their related notes, which are included elsewhere in this prospectus.

	For the Three Months Ended March 31, 2015	For the Three Months Ended March 31, 2014	For the Year Ended December 31, 2014	From Inception (May 31, 2013) through December 31, 2013
Revenues	$10,768	$7,618	$43,153	$8,410

Cost of Sales	3,001	2,469	25,249	2,242

Gross Profit	7,767	5,149	17,904	6,168

Operating expenses:
Marketing expenses	22,953	—	5,567	—
General and administrative	136,613	83,787	399,881	250,891
Total operating expenses	159,566	83,787	405,448	250,891
Loss from operations	(151,799)	(78,638)	(387,544)	(244,723)

Loss before income taxes	(151,799)	(78,638)	(387,544)	(244,723)
Income taxes	—	—	—	—

Net loss	$(151,799)	$(78,638)	$(387,544)	$(244,723)

Net loss per share, basic and diluted	$(0.01)	$(0.00)	$(0.01)	$(0.01)

Weighted average number of shares outstanding
Basic and diluted	29,981,033	27,845,000	27,951,849	18,086,995

	March 31, 2015	December 31, 2014	December 31, 2013
ASSETS
Current assets:
Cash	$88	$95	$—
Accounts receivable	20,199	9,431	8,410
Inventory	419,508	422,509	147,758
Prepaid expenses	34,801	51,768	—
Total current assets	474,596	483,803	156,168

Computer equipment, net	3,177	3,465	—
Deferred offering costs	150,000	75,000	—
Total assets	$627,773	$562,268	$156,168

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,000	$—	$—
Accounts payable – related party	185,498	103,194	—
Accrued compensation – related party	321,000	276,000	96,000
Advance from shareholder	83,641	83,641	35,641
Total current liabilities	595,139	462,835	131,641
Total liabilities	595,139	462,835	131,641

Commitments and contingencies

Stockholders’ equity
Preferred stock, $0.0001 par value, 10,000,000 shares authorized, no shares issued and outstanding at March 31, 2015, December 31, 2014 and 2013,
respectively	—	—	—
Common stock, $0.0001 par value, 100,000,000 shares authorized; 30,195,000,
29,855,000 and 27,845,000 shares issued and outstanding at March 31, 2015,
December 31, 2014 and 2013, respectively	3,019	2,985	2,785
Additional paid-in-capital	813,681	728,715	266,465
Accumulated deficit	(784,066)	(632,267)	(244,723)
Total stockholders’ equity	32,634	99,433	24,527
Total liabilities and stockholders’ equity	$627,773	$562,268	$156,168

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with the portion of this prospectus entitled “Selected Financial Data” and our financial statements and related notes included elsewhere in this prospectus. This discussion and other parts of this prospectus contain forward-looking statements that involve risk and uncertainties, such as statements of our plans, objectives, expectations, intentions, and beliefs. Our actual results may differ materially from those discussed in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” and in other parts of this prospectus, and you should not place undue certain on these forward-looking statements, which apply only as of the date of this prospectus. See “Disclosure Regarding Forward-Looking Statements”.

We are an emerging growth company as defined in Section 2(a) (19) of the Securities Act. Pursuant to Section 107 of the Jumpstart Our Business Startups Act, we may take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards, meaning that we can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have chosen to take advantage of the extended transition period for complying with new or revised accounting standards applicable to public companies to delay adoption of such standards until such standards are made applicable to private companies. Accordingly, our financial statements may not be comparable to the financial statements of public companies that comply with such new or revised accounting standards.

Historical Development

We were established on December 15, 2014 in the State of Delaware with operations in the United States, Australia, and Asia. We are a fine jewelry company and our business will vertically integrate from the mine’s gate to the retail supply chain from processing rough Australian sapphires and gem cutting to manufacturing fine jewelry including rings, pendants, bracelets, and cuff links using a variety of metals and finishes.

We started as UWI Holdings Corporation (previously known as Australian Sapphire Corporation) (“UWI”) and was established on May 31, 2013 in the Province of New Brunswick, Canada and listed on the GXG Markets in the UK.

On December 31, 2014, UWI entered into an Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations with us, pursuant to which UWI transferred all of its net assets to us. The sole shareholder of UWI along with his spouse retained 100% ownership of Reign and were issued 27,845,000 of Reign common shares in exchange for the 16,000,250 outstanding shares of UWI. There was no significant tax consequence to this exchange. As a result, we are considered to be the continuation of the predecessor UWI. All historical financial information prior to the reorganization is that of UWI.

Prior to the reorganization, we were authorized to issue 50,000,000 shares of common stock and 5,000,000 shares of preferred stock. On May 8, 2015, our articles of incorporation were amended to increase the authorized common shares to 100,000,000 and preferred shares to 10,000,000.

For share and earnings per share information, we have retroactively restated per share and the outstanding shares for weighted average shares used in the basic and diluted earnings per share calculations for all periods presented, as a result of the reorganizations.

We began our planned principal operations, and accordingly, we have prepared our financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Recent Developments

Financing Transactions

We started as UWI (previously known as Australian Sapphire Corporation) and was established on May 31, 2013 in the Province of New Brunswick, Canada. On December 31, 2014, UWI entered into an Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations with Reign, pursuant to which UWI transferred all of its net assets to Reign. The sole shareholder of UWI along with his spouse retained 100% ownership of Reign and were issued 27,845,000 of Reign common shares in exchange for the 16,000,250 outstanding shares of UWI. There was no significant tax consequence to this exchange.

As a result, Reign is considered to be the continuation of the predecessor UWI. All historical financial information prior to the reorganization is that of UWI.

Prior to the reorganization, our articles of incorporation were authorized to issue 50,000,000 shares of common stock, each having a par value of $0.0001, with each share of common stock entitled to one vote for all matters on which a shareholder vote is required or requested. We were also authorized to issue 5,000,000 shares of Preferred Stock, each having a par value of $0.0001. On May 8, 2015, our articles of incorporation were amended to increase the authorized common shares to 100,000,000 and preferred shares to 10,000,000.

For share and earnings per share information, we have retroactively restated per share and the outstanding shares for weighted average shares used in the basic and diluted earnings per share calculations for all periods presented, as a result of the reorganizations.

Our Board of Directors are authorized to provide for the issue of any and all of the unissued and undesignated shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each series, such voting powers, full or limited, or no voting powers, and such designation, preferences, and relative, participating, optional, or other rights and qualifications, limitations, or restrictions thereof, as shall be stated an expressed in the resolution adopted by the Board of Directors providing for the issuance of such shares and as may be permitted by the Delaware General Corporation Law.

In February and March 2015, we issued an aggregate of 300,000 shares of restricted common stock, valued at $75,000 (based on the estimated fair value of the stock on the date of grant) for legal services associated with our initial public offering.

In February 2015, we issued 40,000 shares of restricted common stock, valued at $10,000 (based on the estimated fair value of the stock on the date of grant) to outside consultants for services rendered.

On December 30, 2014, we issued 1,200,000 restricted common shares to an unrelated third party for the purchase of inventory with an estimated fair market value of $300,000. We valued the shares based on the estimated fair market value of the inventory, which was more readily determinable than the fair value of the stock.

In fiscal year 2014, we issued 110,000 shares of restricted common stock, valued at $23,050 (based on the estimated fair value of the stock on the date of grant) to outside consultants for services rendered.

In fiscal year 2014, we issued 400,000 shares of restricted common stock, valued at $64,400 (based on the estimated fair value of the stock on the date of grant) to outside consultants for services to be rendered, recorded within prepaid expense in the Balance Sheets, and are amortizing the amount over the period of performance. We recognized expense of $16,100 for the three months ended March 31, 2015 and for the year ended December 31, 2014, respectively, within general and administrative expenses in the Statement of Operations.

On December 31, 2014, we issued 300,000 shares of restricted common stock, valued at $75,000 (based on the estimated fair value of the stock on the date of grant) for legal services associated with our initial public offering.

On August 15, 2013, we issued 15,000,000 restricted common shares for Director’s capital contribution at historical cost of inventory of $150,000. We valued the shares based on the estimated fair market value of the inventory, which was more readily determinable than the fair value of the stock.

On August 15, 2013, we issued 11,844,750 restricted common shares to founder’s, valued at $1,185 (based on the par value on the date of grant). The issuance was an isolated transaction not involving a public offering pursuant to Section 4(2) of the Securities Act of 1933.

On July 18, 2013, we entered into a stock purchase agreement with the Director, under which we issued him 1,000,000 shares of restricted common stock, in exchange for $119,000. The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

On July18, 2013, we issued 250 shares of restricted common stock, valued at $250 (estimated by us to be $1.00 per share based on the value of the services) to an outside consultant for services rendered.

Limited Operating History; Need for Additional Capital

There is limited historical financial information about us on which to base an evaluation of our performance. To date, we have not generated significant revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, and possible cost overruns due to increases in the cost of services. To become profitable and competitive, we must receive additional capital. We have no assurance that future financing will materialize. If that financing is not available we may be unable to continue operations.

Overview of Presentation

The following Management’s Discussion and Analysis (“MD&A”) or Plan of Operations includes the following sections:

•      Plan of Operations

•      Results of Operations

•      Liquidity and Capital Resources

•      Capital Expenditures

•      Going Concern

•      Critical Accounting Policies

•      Off-Balance Sheet Arrangements

Plan of Operations

We had no significant operating revenues through March 31, 2015. Operating revenues are expected to be significant in the first half of 2016 as we launch our B2C marketing initiative. Revenues will be predominately the result of fine jewelry sales. At March 31, 2015 our cash balance was negligible.

Our plan of operations consists of:

•      Launch of our B2B marketing and sales efforts through the use of distribution partners and high-end fashion retailers agreements.

•      Launch of our B2C marketing and sales efforts through the use of internet marketing, print advertising, promotions, and signage agreements.

•      Raising additional capital with which to expand the sales and administrative infrastructure and fund ongoing operations until our operations generate positive cash flow.

How We Generate Revenue

We recognize revenue at the time of sale. Revenues are presented net of refunds and known credits.

General and administrative expenses consist of the cost of customer service, billing, cost of information systems and personnel required to support our operations and growth.

Depending on the extent of our future growth, we may experience significant strain on our management, personnel, and information systems. We will need to implement and improve operational, financial, and management information systems. In addition, we are implementing new information systems that will provide better record-keeping, customer service and billing. However, there can be no assurance that our management resources or information systems will be sufficient to manage any future growth in our business, and the failure to do so could have a material adverse effect on our business, results of operations and financial condition.

Results of Operations

Three Months Ended March 31, 2015 Compared to the Three Months Ended March 31, 2014

Revenue

Revenue increased by $3,150, or 41.3%, to $10,768 for the three months ended March 31, 2015 from $7,618 for the three months ended March 31, 2014 primarily due to increases in sales volume of our products offset by sales price reductions.

Cost of Sales

Cost of sales increased by $532, or 21.5%, to $3,001 for the three months ended March 31, 2015 from $2,469 for the three months ended March 31, 2014 primarily due to increases in sales volume of our products.

Operating expenses

Operating expenses increased by $75,779, or 90.4%, to $159,566 for the three months ended March 31, 2015 from $83,787 for the three months ended March 31, 2014 primarily due to increases in consulting services costs, rent, travel costs, professional fees, marketing costs, and general and administration costs.

For the three months ended March 31, 2015, we had general and administrative expenses of $136,613 primarily due to consulting costs of $63,700, travel expenses of $26,983, rent of $8,388, professional fees of $25,791, and general and administration costs of $11,751.

For the three months ended March 31, 2014, we had general and administrative expenses of $83,787 primarily due to consulting costs of $49,898, travel expenses of $14,803, rent of $7,600, professional fees of $7,250, and general and administration costs of $4,236.

Net loss before income taxes

Net loss before income taxes for the three months ended March 31, 2015 totaled $151,799 and $78,638 for the three months ended March 31, 2014 primarily due to consulting services costs, rent, travel costs, professional fees, marketing costs, and general and administration costs.

Assets and Liabilities

Assets were $627,773 as of March 31, 2015. Assets consisted primarily of cash of $88, accounts receivable of $20,199, and inventory of $419,508, prepaid expenses of $34,801, computer equipment of $3,177, and deferred offering costs of $150,000. Liabilities were $595,139 as of March 31, 2015. Liabilities consisted primarily of accrued compensation-related party of $321,000, accounts payable — related party of $185,498, accounts payable of $5,000, and advance from shareholder of $83,641.

Stockholders’ Equity

Stockholders’ equity was $32,634 as of March 31, 2015. Stockholder’s equity consisted primarily of shares issued to founders of $269,250, stock issued for services of $247,450, and stock issued for inventory of $300,000, offset primarily by the accumulated deficit at March 31, 2015 of $784,066.

Year Ended December 31, 2014 Compared to Inception (May 31, 2013) through December 31, 2013

Revenue

Revenue increased by $34,743, or 413.1%, to $43,153 in the year ended December 31, 2014 from $8,410 in the period of inception (May 31, 2013) through December 31, 2013 primarily due to increases in sales volume of our products offset by sales price reductions.

Cost of Sales

Cost of sales increased by $23,007, or 1,026.2%, to $25,249 in the year ended December 31, 2014 from $2,242 in the period of inception (May 31, 2013) through December 31, 2013 primarily due to increases in sales volumes of our products.

Operating expenses

Operating expenses increased by $154,557, or 61.6%, to $405,448 in the year ended December 31, 2014 from $250,891 in the period of inception (May 31, 2013) through December 31, 2013 primarily due to increases in consulting services costs, rent, travel costs, professional fees, and general and administration costs.

For the year ended December 31, 2014, we had general and administrative expenses of $399,881 primarily due to consulting costs of $207,778, travel expenses of $78,226, rent of $32,604, professional fees of $52,233, and general and administration costs of $29,040.

For the period of inception (May 31, 2013) through December 31, 2013, we had general and administrative expenses of $250,891 primarily due to consulting costs of $101,550, travel expenses of $40,421, rent of $25,263, professional fees of $61,368, and general and administration costs of $22,289.

Net loss before income taxes

Net loss before income taxes for the year ended December 31, 2014 totaled $387,544 and $244,723 for the period of inception (May 31, 2013) through December 31, 2013 primarily due to consulting services costs, rent, travel costs, professional fees, and general and administration costs.

Liquidity and Capital Resources

General — Overall, we had an increase in cash flows from May 31, 2013 (date of inception) to March 31, 2015 of $88 resulting from cash provided by financing activities of $202,641, offset partially by cash used in operating activities of $199,088, and cash used in investing activities of $3,465.

The following is a summary of our cash flows provided by (used in) operating, investing, and financing activities during the periods indicated:

	For the Three Months Ended March 31, 2015	For the Three Months Ended March 31, 2014	For the Year Ended December 31, 2014	Date of Inception through December 31, 2013
	(unaudited)	(unaudited)
Net cash provided by (used in):
Operating activities	$(7)	$—	$(44,440)	$(154,641)
Investing activities	—	—	(3,465)	—
Financing acitivities	—	—	48,000	154,641
Net increase in cash and cash equivalents	$(7)	$—	$95	$—

Cash Flows from Operating Activities — From May 31, 2013 (date of inception) to March 31, 2015, net cash used in operations was $199,088. Net cash used in operations was primarily due to a cumulative net loss from inception of $(784,066), offset primarily by the estimated fair market value of stock issued for services of $33,300, the amortization of stock issued for future services of $32,200, depreciation expense of $288, and the changes in operating assets and liabilities of $519,190, primarily due to the increase in accrued compensation - related party of $321,000, accounts payable — related party of $185,498, inventory of $30,492, and accounts payable of $5,000, offset primarily by prepaid expenses of $2,601, and accounts receivable of $20,199.

Cash Flows from Investing Activities — Net cash flows used in investing activities from May 31, 2013 (date of inception) to March 31, 2015 was $3,465. The increase in net cash used in investing activities was mainly due to purchases of computer equipment of $3,465.

Cash Flows from Financing Activities — Net cash flows provided by financing activities from May 31, 2013 (date of inception) to March 31, 2015 was $202,641. The increase in net cash provided by financing activities was mainly due to shares sold for cash of $119,000 and cumulative advances from shareholder of $83,641.

Financing — We expect that our current working capital position, together with our expected future cash flows from operations will be insufficient to fund our operations in the ordinary course of business, anticipated capital expenditures, debt payment requirements and other contractual obligations for at least the next twelve months. However, this belief is based upon many assumptions and is subject to numerous risks (see “Risk Factors”), and there can be no assurance that we will not require additional funding in the future.

We have no present agreements or commitments with respect to any material acquisitions of other businesses, products, product rights or technologies or any other material capital expenditures. However, we will continue to evaluate acquisitions of and/or investments in products, technologies, capital equipment or improvements or companies that complement our business and may make such acquisitions and/or investments in the future. Accordingly, we may need to obtain additional sources of capital in the future to finance any such acquisitions and/or investments. We may not be able to obtain such financing on commercially reasonable terms, if at all. Due to the ongoing global economic crisis, we believe it may be difficult to obtain additional financing if needed. Even if we are able to obtain additional financing, it may contain undue restrictions on our operations, in the case of debt financing, or cause substantial dilution for our stockholders, in the case of equity financing.

Short-Term Financing

Advance from Shareholder

We borrow funds from our CEO/Director for working capital purposes from time to time. As of March 31, 2015, we have recorded the principal balance due of $83,641 in Advance From Shareholder. No repayments have been made through the March 31, 2015. Advances are non-interest bearing and due on demand.

Stock Transactions

In February and March 2015, we issued 300,000 shares of restricted common stock, valued at $75,000 (based on the estimated fair value of the stock on the date of grant) for legal services associated with our initial public offering.

In February 2015, we issued 40,000 shares of restricted common stock, valued at $10,000 (based on the estimated fair value of the stock on the date of grant) to outside consultants for services rendered.

On December 30, 2014, we issued 1,200,000 restricted common shares to an unrelated third party for the purchase of inventory with an estimated fair market value of $300,000. We valued the shares based on the estimated fair market value of the inventory, which was more readily determinable than the fair value of the stock.

In fiscal year 2014, we issued 110,000 shares of restricted common stock, valued at $23,050 (based on the estimated fair value of the stock on the date of grant) to outside consultants for services rendered.

In fiscal year 2014, we issued 400,000 shares of restricted common stock, valued at $64,400 (based on the estimated fair value of the stock on the date of grant) to outside consultants for services rendered or to be rendered, recorded within prepaid expense in the Balance Sheets, and are amortized over the period of performance. We recognized expense of $16,100 for the three months ended March 31, 2015 and for the year ended December 31, 2014, respectively, within general and administrative expenses in the Statement of Operations.

On December 31, 2014, we issued 300,000 shares of restricted common stock, valued at $75,000 (based on the estimated fair value of the stock on the date of grant) for legal services associated with our initial public offering.

On August 15, 2013, we issued 15,000,000 restricted common shares for Director’s capital contribution at historical cost to inventory of $150,000. We valued the shares based on the estimated fair market value of the inventory, which was more readily determinable than the fair value of the stock.

On August 15, 2013, we issued 11,844,750 restricted common shares to founder’s, valued at $1,185 (based on the par value on the date of grant). The issuance was an isolated transaction not involving a public offering pursuant to Section 4(2) of the Securities Act of 1933.

On July 18, 2013, we entered into a stock purchase agreement with the Director, under which we issued him 1,000,000 shares of restricted common stock, in exchange for $119,000. The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

On July18, 2013, we issued 250 shares of restricted common stock, valued at $250 (estimated by us to be $1.00 per share based on the value of the services) to an outside consultant for services rendered.

Capital Expenditures

Other Capital Expenditures

We expect to purchase approximately $30,000 of equipment in connection with the expansion of our business.

Fiscal year end

Our fiscal year end is December 31.

Going Concern

Our independent registered accounting firm has added an explanatory paragraph to their audit opinion issued in connection with our financial statements. We had an accumulated deficit of approximately $784,000, $632,000 and $245,000 at March 31, 2015, December 31, 2014 and 2013, respectively, had a net loss of approximately $152,000, $79,000, $388,000 and $245,000 for the three months ended March 31, 2015 and 2014, for the year ended December 31, 2014, and for the period May 31, 2013 (date of inception) through December 31, 2013, respectively, and net cash used in operating activities of approximately $0, $0, $44,000 and $155,000, respectively, for the three months ended March 31, 2015 and 2014, for the year ended December 31, 2014, and for the period May 31, 2013 (date of inception) through December 31, 2013, respectively, with limited revenue earned since inception.

While we are attempting to expand operations and increase revenues, our cash position may not be significant enough to support our daily operations. We intend to raise additional funds by way of a public or private offering. We believe that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for us to continue as a going concern. While we believe in the viability of our strategy to generate revenues and in its ability to raise additional funds, there can be no assurances to that effect. Our ability to continue as a going concern is dependent upon our ability to further implement our business plan and generate revenues.

The financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern.

Subsequent Events

On May 1, 2015 our board of directors and stockholders authorized the adoption and implementation of our 2015 Equity Incentive Plan (the “2015 Plan”). The principal purpose of the 2015 Plan is to attract, retain and motivate employees, officers, directors, consultants, agents, advisors and independent contractors by providing them the opportunity to acquire a proprietary interest in us and to link their interests and efforts to the long-term interests of our stockholders. The material terms of the 2015 Plan are summarized in “Executive Compensation Plans and Other Benefit Plans” in this prospectus. Under the 2015 Plan, 10,000,000 shares of our common stock have initially been reserved for issuance pursuant to a variety of stock-based compensation awards, including stock options, stock appreciation rights, stock awards, restricted stock, restricted stock units and other stock and cash-based awards. As of the date of this prospectus, options to issue 10,000,000 shares of our common stock have been issued under the 2015 Plan. All such options were issued to our CEO under a share option agreement which provides, among other things, that the exercise price is $0.005 per share, the term of the option is ten years and that the options shall vest monthly over a two year period commencing on April 1, 2015. This award is also subject to accelerated vesting in certain circumstances, including in connection with certain terminations or the achievement of specified performance milestones including the successful offer and sale of all of the shares of common stock being offered by the Company pursuant to this prospectus. See “Executive Compensation — Agreements with Executive Officers”.

Effective as of April 1, 2015, we entered into an employment agreement with our CEO. The initial term of employment agreement expires on December 31, 2018, unless earlier terminated by either party. The agreement provides for automatic one-year renewals, unless either party gives notice of their intention not to extend at least 90 days prior to the expiration of any term. Under this employment agreement, the CEO receives a minimum annual base salary of $180,000. The material terms of the employment agreement with the CEO are summarized in “Agreements with Executive Officers” in this prospectus.

Effective as of April 1, 2015, we entered into an employment agreement with our Secretary. The initial term of employment agreement expires on December 31, 2018, unless earlier terminated by either party. The agreement provides for automatic one-year renewals, unless either party gives notice of their intention not to extend at least 90 days prior to the expiration of any term. Under this employment agreement, the Secretary receives a minimum annual base salary of $80,000. The material terms of the employment agreement with the Secretary and are summarized in “Agreements with Executive Officers” in this prospectus.

Critical Accounting Policies

The Commission has defined a company’s critical accounting policies as the ones that are most important to the portrayal of our financial condition and results of operations and which require us to make its most difficult and subjective judgments, often as a result of the need to make estimates of matters that are inherently uncertain. Based on this definition, we have identified the critical accounting policies and judgments addressed below. We also have other key accounting policies that are significant to understanding our results. For additional information, see Note 3 - Summary of Significant Accounting Policies on page F-9.

The following are deemed to be the most significant accounting policies affecting us.

Use of Estimates

The preparation of these financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements and the reported amounts of net sales and expenses during the reported periods. Actual results may differ from those estimates and such differences may be material to the financial statements. The more significant estimates and assumptions by management include among others: inventory valuation, and common stock valuation. The current economic environment has increased the degree of uncertainty inherent in these estimates and assumptions.

Revenue Recognition

We recognize revenues in accordance with FASB ASC Topic 605, “Revenue Recognition”, and with the guidelines of the Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin (“SAB”) No. 104 “Revenue Recognition”.

Under SAB 104, four conditions must be met before revenue can be recognized: (i) there is persuasive evidence that an arrangement exists, (ii) delivery has occurred or service has been rendered, (iii) the price is fixed or determinable, and (iv) collection is reasonably assured.

We recognize revenue from product sales when the product is shipped, provided that collection of the resulting receivable is reasonably assured. Credit is granted generally for terms of 7 to 90 days, based on credit evaluations.

We currently have no return policy. We are currently evaluating our return policy to be more in line with industry standards.

Accounts Receivable

We record trade receivables when revenue is recognized. When appropriate, we will record an allowance for doubtful accounts, which is primarily determined by review of specific trade receivables. Those accounts that are doubtful of collection are included in the allowance. These provisions are reviewed to determine the adequacy of the allowance for doubtful accounts. Trade receivables are charged off when there is certainty as to their being uncollectible. Trade receivables are considered delinquent when payment has not been made within contract terms. At March 31, 2015, December 31, 2014 and 2013, we had no allowance for doubtful accounts. For the three months ended March 31, 2015 and 2014, for the year ended December 31, 2014 and the period May 31, 2013 (date of inception) through December 31, 2013, there were no accounts written-off.

Inventories

Inventories are stated at the lower of cost or market on an average cost basis. Our inventory consists of loose sapphire jewels that meet rigorous grading criteria and are of cuts and sizes most commonly used in the jewelry industry. As of March 31, 2015, December 31, 2014 and 2013, we carried only loose sapphire jewels, and the carrying value of these jewels is included in the jewelry valuation. Our loose sapphire jewels do not degrade in quality over time and are not subject to fashion trends. In view of the foregoing factors, we have concluded that no excess or obsolete loose jewel inventory reserve requirements existed as of March 31, 2015, December 31, 2014 and 2013, respectively.

Income Taxes

We account for income taxes under an asset and liability approach. This process involves calculating the temporary and permanent differences between the carrying amounts of the assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The temporary differences result in deferred tax assets and liabilities, which would be recorded on our balance sheets in accordance with ASC 740, which established financial accounting and reporting standards for the effect of income taxes. We must assess the likelihood that its deferred tax assets will be recovered from future taxable income and, to the extent we believe that recovery is not likely, we must establish a valuation allowance. Changes in our valuation allowance in a period are recorded through the income tax provision on the statements of operations.

From the date of our inception we adopted ASC 740-10-30. ASC 740-10 clarifies the accounting for uncertainty in income taxes recognized in an entity’s financial statements and prescribes a recognition threshold and measurement attributes for financial statement disclosure of tax positions taken or expected to be taken on a tax return. Under ASC 740-10, the impact of an uncertain income tax position on the income tax return must be recognized at the largest amount that is more-likely-than-not to be sustained upon audit by the relevant taxing authority. An uncertain income tax position will not be recognized if it has less than a 50% likelihood of being sustained. Additionally, ASC 740-10 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. As a result of the implementation of ASC 740-10, we recognized no material adjustment in the liability for unrecognized income tax benefits.

Stock Based Compensation

Issuances of our common stock or warrants for acquiring goods or services are measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. The measurement date for the fair value of the equity instruments issued to consultants or vendors is determined at the earlier of (i) the date at which a commitment for performance to earn the equity instruments is reached (a “performance commitment” which would include a penalty considered to be of a magnitude that is a sufficiently large disincentive for nonperformance) or (ii) the date at which performance is complete. However, situations may arise in which counter performance may be required over a period of time but the equity award granted to the party performing the service is fully vested and non-forfeitable on the date of the agreement. As a result, in this situation in which vesting periods do not exist as the instruments fully vested on the date of agreement, we determine such date to be the measurement date and will record the estimated fair market value of the instruments granted as a prepaid expense and amortize such amount to general and administrative expense in the accompanying statement of operations over the contract period. When it is appropriate for us to recognize the cost of a transaction during financial reporting periods prior to the measurement date, for purposes of recognition of costs during those periods, the equity instrument is measured at the then-current fair values at each of those interim financial reporting dates.

Non-Cash Equity Transactions

Shares of equity instruments issued for non-cash consideration are recorded at the fair value of the consideration received based on the market value of services to be rendered, or at the value of the stock given, considered in reference to contemporaneous cash sale of stock.

Fair Value of Financial Instruments

We apply the provisions of accounting guidance, FASB Topic ASC 825 that requires all entities to disclose the fair value of financial instruments, both assets and liabilities recognized and not recognized on the balance sheet, for which it is practicable to estimate fair value, and defines fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. As of March 31, 2015, December 31, 2014 and 2013, the fair value of inventory, accrued compensation - related party, and advance from shareholder approximated carrying value due to the short maturity of the instruments, quoted market prices or interest rates which fluctuate with market rates.

Recent Accounting Pronouncements

In August 2014, the FASB issued Accounting Standards Update (“ASU”) No. 2014-15, Presentation of Financial Statements — Going Concern (Subtopic 205-40) — Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern, which provides guidance regarding management’s responsibility to assess whether substantial doubt exists regarding the ability to continue as a going concern and to provide related footnote disclosures. In connection with preparing financial statements for each annual and interim reporting period, management should evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about our ability to continue as a going concern within one year after the date that the financial statements are issued (or within one year after the date that the financial statements are available to be issued when applicable). This ASU is effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. We do not expect that the adoption of this ASU to have a material effect on our financial position, operations, or cash flows.

In June 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-10, “Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation.” This ASU removes the definition of a development stage entity from the ASC, thereby removing the financial reporting distinction between development stage entities and other reporting entities from GAAP. In addition, the ASU eliminates the requirements for development stage entities to (1) present inception-to-date information in the statements of operations, cash flows, and stockholders’ equity, (2) label the financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage. In addition, ASU 2014-10 requires an entity that has not commenced principal operations to provide disclosures about the risks and uncertainties related to the activities in which the entity is currently engaged and an understanding of what those activities are being directed toward. This ASU is effective for annual reporting periods beginning after December 15, 2014, and interim periods therein. Early adoption is permitted. We have elected to adopt this ASU and its adoption resulted in the removal of previously required development stage disclosures. Adoption of this ASU did not impact our financial position, operations or cash flows.

In May 2014, the Financial Accounting Standards Board issued ASU 2014-09, which will update Codification topic: Revenue from Contracts with Customers. The principle of ASU 2014-09 is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which entity expects to be entitled in exchange for those goods or services. The guidance in ASU 2014-09 is effective for public entities for annual reporting periods beginning after December 15, 2017, including interim periods therein. Management is currently evaluating the impact ASU 2014-09 will have on our financial position, results of operations and cash flows.

In April 2015, the FASB issued ASU 2015-03, “Interest — Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs”. This standard update requires an entity to present debt issuance costs on the balance sheet as a direct deduction from the related debt liability as opposed to an asset. Amortization of the costs will continue to be reported as interest expense. The update is effective for annual reporting periods (including interim reporting periods within those periods) beginning after December 15, 2015. Early adoption is permitted for financial statements that have not been previously issued, and the new guidance would be applied retrospectively to all prior periods presented. Adoption of this ASU is not expected to have a material effect on our financial position, operations or cash flows.

Future Contractual Obligations and Commitment

The following table reflects a summary of our estimates of future contractual obligations as of March 31, 2015. The information in the table reflects future unconditional payments and is based on the terms of the relevant agreements, appropriate classification of items under U.S. GAAP as currently in effect. Future events could cause actual payments to differ from these amounts.

	Payments due by period
Contractual Obligations	Total	Less than 1 year	1-3 year
Consulting agreements	$30,000	$30,000	$—
Total	$30,000	$30,000	$—

We incur contractual obligations and financial commitments in the normal course of our operations and financing activities. Contractual obligations include future cash payments required under existing contracts, such as debt and lease agreements. These obligations may result from both general financing activities and from commercial arrangements that are directly supported by related operating activities. Details on these obligations are set forth below.

Consulting Agreements

We have a consulting agreement with our officer, director, and sole stockholder (collectively, the “Director”) under which he is compensated $120,000 per annum. Beginning June 20, 2013, this contract shall continue unless and until terminated at any time by either us or Director giving two month notice in writing. Deferred compensation totaling $214,000, $184,000 and $64,000 as of March 31, 2015, December 31, 2014 and 2013, respectively, is included in Accrued Compensation-Related Party. Such consulting agreement was terminated by mutual agreement as of May 1, 2015 and superseded by the employment agreement.

We have a consulting agreement with our secretary and director (“Secretary”) under which she is compensated $60,000 per annum. Beginning June 20, 2013, this contract shall continue unless and until terminated at any time by either us or Secretary giving two month notice in writing. Deferred compensation totaling $107,000, $92,000 and $32,000 as of March 31, 2015, December 31, 2014 and 2013, respectively, is included in Accrued Compensation-Related Party. Such consulting agreement was terminated by mutual agreement as of May 1, 2015 and superseded by the employment agreement.

Off-Balance Sheet Arrangements

As of March 31, 2015, we have not entered into any transaction, agreement or other contractual arrangement with an entity unconsolidated under which it has:

•      a retained or contingent interest in assets transferred to the unconsolidated entity or similar arrangement that serves as credit;

•      liquidity or market risk support to such entity for such assets;

•      an obligation, including a contingent obligation, under a contract that would be accounted for as a derivative instrument; or

•      an obligation, including a contingent obligation, arising out of a variable interest in an unconsolidated entity that is held by, and material to us, where such entity provides financing, liquidity, market risk or credit risk support to or engages in leasing, hedging, or research and development services with us.

Inflation

We do not believe that inflation has had a material effect on our results of operations.

DESCRIPTION OF BUSINESS

Overview

Reign Sapphire Corporation (RSC or “Company”) was founded to become the first sapphire company that will vertically integrate from the mine’s gate to the retail supply chain from processing rough sapphires and gem cutting to manufacturing fine jewelry including rings, pendants, bracelets, and cuff links using a variety of metals and finishes.

The Company’s marketing initiatives will focus on: (1) Business-to-Consumer (“B2C”) marketing to attract customers to the website, (2) Business-to-Business (“B2B”) marketing and sales efforts, which will include partnerships with distribution partners, to high-end fashion retailers, and eventually (3) building a strong retail presence to market the products directly to consumers on a retail level. The Company will initially focus marketing efforts in the U.S. and upon encountering significant success in the U.S. with online, wholesale, and retail sales, the Company will expand its marketing efforts to include Europe and the Middle East.

The Company’s product line will consist of a wide range of celebrity designed jewelry pieces, which will initially include women’s rings, bracelets, necklaces, as well as men’s rings and cuff links. Eventually, the Company will manufacture pendants and watches. The sapphires will be predominantly 1.5mm to 2.5mm diamond and princess cut melees. The Company will have 5 product lines:

•      Entry-level His Jewelry

•      Entry-Level Hers Jewelry

•      High-End His Jewelry

•      High-End Hers Jewelry

•      Couture

This higher-end merchandise will be targeted primarily to households with annual income of $100,000 and greater. The entry-level merchandise will be marketed primarily to households with income of $60,000 to $100,000.

Development of Our Business

We were incorporated in the State of Delaware as a fine jewelry company. Our business will vertically integrate from the mine’s gate to the retail supply chain from processing rough sapphires and gem cutting to manufacturing fine jewelry including rings, pendants, bracelets, and cuff links using a variety of metals and finishes.

Strategy

RSC will set itself apart from its competition by (eventually) offering A-Z production, processing, jewelry manufacturing, wholesale & retail sales making it the sapphire company to in-house all four processes. The Company will focus primarily on quality and secondly on strategic pricing methods that will allow their gems and precious stones to compete in the U.S. market.

In terms of precious stones and jewelry manufacturing and sales companies, there are few that are designed to establish and dominate the market within all four sectors that the Company will be capable of.

Tiffany is the world’s leading jewelry retailer, which is vertically integrated through most of the precious gem production to sale cycle; though, it has no focus on colored precious gems or sapphires. Zales is a leading player in the U.S. jewelry market; though, only participates on the retail level and is heavily associated with diamonds and brands itself as “The Diamond Store”. Blue Nile is strictly an online retailer that does not participate in the production or processing or precious gems; furthermore, Blue Nile’s branding and product line strategy is heavily focused on diamonds.

While all of these companies have established themselves uniquely within sectors of the market, none have the full range of vertical integration of production, cutting and shaping, manufacturing, and sales of sapphires that RSC will maintain. There is a strong market opportunity for the Company’s products as there is currently growth in U.S. and global jewelry sales. RSC has the assets, knowledge and expertise to capitalize on this opportunity to capitalize upon the uniquely powerful internationally recognized Australian brand image and appeal and become the leading player in this fragmented cottage industry.

The Company will garner market share from the leading precious gem and diamond players by:

(1)   Using and producing the highest quality gems from mines in Australia,

(2)   Delivering flawless cuts that highlight the beauty and color of the products,

(3)   Designing elegant and unique jewelry that will compete against companies such as Tiffany & Co. and Zale’s.

(4)   Offering competitive pricing for all of its precious gem stones.

(5)   Emphasizing the history, uniqueness, and beauty of sapphires.

Products

The Company’s product line will consist of a wide range of jewelry pieces, which will initially include women’s rings, bracelets, necklaces, as well as men’s rings and cuff links. Eventually, the Company will manufacture pendants and watches. The sapphires used will be predominantly 1.5mm to 2.5mm diamond and princess cut melees.

The Company will have 5 product lines:

•      Entry-level His Jewelry

•      Entry-Level Hers Jewelry

•      High-End His Jewelry

•      High-End Hers Jewelry

•      Couture

The “His and Hers” entry-level lines will use lower grade materials and less expensive finishes such as 935 Silver.

The high-end line will use high quality, free size gemstones and high quality metals and finishes such as gold and platinum with rhodium plating. The products will be designed according to the latest fashion trends, in consultation with leading Hollywood stylists and fashion writers.

The sapphires will be authenticated, guaranteed, and meet the following criteria:

•      The Gemstone is natural and of Australian origin.

•      No Beryllium treated sapphires or other forms of chemical modification.

•      No radiation treated stones.

•      No dyed or otherwise artificially colored stone

The Company aims to produce the following products:

•      Rings: The Company will manufacture a wide assortment of rings. The high-end brand will use the highest quality sapphires, additional gemstones, and fine metals. The lower-end brand will use lower quality sapphires and metals.

•      Bracelets: The Company will manufacture silver, platinum, and gold bracelets with sapphires.

•      Cuff Links: The Company will manufacture silver and platinum cuff links with sapphires.

•      Future Products

o      Pendants: The Company will manufacture pendants with sapphire gem stones that can be worn on a necklace.

o      Watches: The Company will eventually manufacture watches with sapphire gems.

Aspects of processing and distribution of the Company:

•      Gem Shaping, Cutting, & Processing: The Company’s gem design team will cut, shape, and process raw sapphire material into gem stones.

•      Jewelry Manufacturing: The Company’s will initially contract the high-end jewelry manufacturing to quality U.S. providers and the lower priced range to overseas manufacturers. The company will eventfully develop its own manufacturing facilities.

•      Packaging: Each jewelry item will be accompanied by a high quality, durable jewelry box, gift bag, certificate of authenticity and warranty.

•      RSC Retail Boutiques: Once the Company has grown significantly from a branding and online sales perspective, the Company will launch RSC Retail windows in select boutiques in major U.S. cities and plans to eventually open concept stores and boutiques throughout the U.S. and eventually the world.

Market Overview

Opportunities

Due to the nature of the industry’s products, households with annual income of $60,000 to $100,000 account for the largest proportion of jewelry industry sales; hence, households with annual income of $60,000 and greater are regarded as the primary target consumer profile. Demand for the industry’s products is largely driven by the needs and preferences of consumers, along with variations in the level of disposable income allocated toward their purchases. The Company will capitalize on fashion market opportunities by having a lower pricing point for his and hers’ jewelry by using lower grade sapphires and less precious metals. The Company will also have high-end his and hers’ jewelry that uses fine blue pave sapphires, as well as an extremely high-end couture brand that uses the finest sapphires available from the Company’s Australian miners, cut by expert cutters, and set in fine custom jewelry.

The primary audience for the brand is women — they are the market, in general. However, while women may make the choices, men often oversee the purchase. Speaking to both women and men will be an important aspect of any program. There are 3 main stages of life where a jewelry purchase will come into play:

•      Single “The Self Purchaser” (I Love Being Me)

•      Married (Engagement/Wedding/Children — Push Present)

•      Retired (Gift Giver)

More specific age segmentation within these life stages includes:

•      18-25 coming of age/first job

•      25-35 career development/children

•      35-45 family/career advancement (self-purchaser)

•      45-55 self-actualization/empty nest (gift giver to self and others)

An example of women’s networks and influencers include:

•      Friends (word-of-mouth)

•      Celebrities (aspirational)

•      Bloggers/online platforms (trusted network)

•      Media (3rd party endorsement)

•      Peers in business

Understanding how the various targets receive information and are influenced in making jewelry purchases will help direct various streams of communication.

Because of the flexibility inherent in its model, RSC can adjust its brand voice specifically to reach a variety of women and men desiring a sapphire option in fine jewelry. The ability to focus the price point in various streams will also separate the brand from its competitors.

Marketing and Sales

Marketing Overview & Strategy

The Company’s marketing initiatives will focus on: (1) Business-to-Consumer (“B2C”) marketing to attract customers to the website, (2) Business-to-Business (“B2B”) marketing and sales efforts, which will include partnerships with distribution partners, to high-end fashion retailers, and eventually (3) building a strong retail presence to market the products directly to consumers on a retail level. The Company will initially focus marketing efforts on the U.S. and upon encountering significant success in the U.S. with online, wholesale, and retail sales, the Company will expand marketing efforts to include Europe and the Middle East.

On a B2C basis, the Company will use a wide array of marketing methods to spread awareness of the Company’s jewelry products, which will include internet marketing, print advertising, promotions, and eventually signage. The Company will identify ideal locations that will contain a lot of walk-by traffic in communities with middle to upper income residents. The Company is confident that a visit to the RSC retail boutiques will leave the customer satisfied and eagerly awaiting the next opportunity to purchase jewelry or refer the Company’s products to friends and family.

Branding Strategy

Branding will play a critical role in the success of the Company. The Company will initially perform a capabilities audit, develop and design the products, and perform a marketing and capabilities landscape assessment based upon consumer immersion and research and designed to understand consumer purchase behaviors and values, assess short and long term socio-cultural and market trends, and analyze the marketplace and competitive landscape. The Company will collaborate with an assembled team of experts in the naming and development of a dynamic, inspirational brand using expert level product design and marketing strategy. The Company will then design the look and feel of the logo using a palette, style guide, inspiration boards, design renderings, and production images.

The Company will then develop a tagline (service mark) and comprehensive, consumer-oriented toolkit using consistent language and tone for printed and online media and to target retailers on a sell-in, exclusive basis.

The Company will then develop its website, advertisements for print and online media, and sales materials for retail strategic partners. The Company will maintain a graphics library to be used on all touch points.

The Company’s goal is to evolve the brand voice to embody quality, variety, and a strong market position. The Company is in an enviable position in this ‘space’ whereby it can position itself and develop its identity as a new (mine-gate to retail) gemstone company that provides a direct bridge between mining and the finished products.

With the flexibility and leverage that comes from being vertically integrated, the Company can forge its own path with the creation of product segmented by the consumer and the development of multiple, non-competitive streams of distribution.

Internet Marketing

The Company will maintain a presence on Google, Yelp, Bing, Yahoo and all other online search engines that are used to search for jewelry and sapphires. The Company will engage in significant SEO marketing efforts to ensure that the Company has strong results upon natural searches related to jewelry and sapphires. The Company will also ensure that its products are featured on major online jewelry directories such as jewelrymagazine.com, jewelrydirectory.org, and jewelercentral.com. The Company will also utilize PPC advertising, display advertising, and article marketing. The Company’s website will display a full catalogue of its products, background information regarding the mining of the products, information about the Company and management team, and contact information. The Company will also maintain a strong social media presence on Facebook, Twitter, and other social media websites to have an interactive presence.

Strategic Partnerships with Retailers

The Company will form strategic partnerships with retailers that will sell the products at their retail boutiques, which will have the benefit of promoting the Company brand at the consumer level. Prior to launching the Company’s sales campaign, the Company will develop and use association strategy to identify appropriate and strategic partners for co-marketing opportunities.

The Company will develop a retail channel strategy to bolster the retail/direct to consumer sales approach while maintain a point of differentiation within the competitive landscape. Furthermore, the Company will develop retail adaptation strategies using in-store promotional and retail tactics using the Company’s branding strategy.

Print Advertising

The Company will advertise in lifestyle and fashion magazines that cater to middle to upper income individuals, such as Vogue, Cosmopolitan, and Vanity Fair.

Public Relations

The Company will seek to gain public awareness and gain credibility through a public relations (PR) campaign that will lead to good relationships with the local market. The Company will consistently attend editor events and engage in strategic media outreach planning and become a valued member of the community through community service offerings and support. The Company will work to obtain interviews, print articles, and featured spots in leading fashion, luxury, and bridal magazines, industry publications, television news, radio programming, periodicals, and online websites and publications. The Company will develop short-lead and long-lead editorials and long lead editorials. The PR campaign will highlight the strength and innovation of the Company’s products.

Sponsorships

The Company will sponsor social events that are appropriate to promote jewelry on a consumer level. Examples of such events could be parties, art or photo shows, and charity events.

Signage

Upon launching the RSC retail boutiques, the Company will use prominent street signage to offer solid visibility for seeing the RSC retail boutiques. This signage will feature the Company logo and will set the stage for a high-end and comfortable environment.

Celebrity Endorsement

The Company will identify multiple celebrities to bolster the brand image, and spread awareness of the Company’s brand and products.

Promotions

The Company will develop promotional platforms that will include sales during and after holidays, discounted prices on particular products, and discounts for repeat customers.

Competition

Competitive Analysis and Strategy

The industry in which we compete is highly competitive. We believe that the most important competitive factors in our industry include the ability to control as much as possible of the supply chain.

Our main competitors are Tiffany & Co, Gemfields, Zales and Bluenile.com Moreover, all of our potential business partners for supply of products and services could also be competitors. To ensure our competitiveness, we strive to continue to successfully acquire new customers and meet the changing needs of our customers and suppliers.

Because we are a small company with a limited operating history, we are at a competitive disadvantage against larger and well-capitalized companies which have a track record of success and operations. Therefore, our primary method of competition involves promoting the benefits of using our services over those of our competitors, including the price, delivery, quality and effectiveness of our services.

The Company is focused on mobilizing its resources to re-introduce sapphires and other precious gems back into the jewelry and precious stones market. The Company will set itself apart from its competition by (eventually) offering A-Z production, processing, jewelry manufacturing, wholesale & retail sales making it the only precious gems company to in-house all four processes. The Company will focus primarily on quality and secondly on strategic pricing methods that will allow their gems and precious stones to compete in the U.S. market.

In terms of precious stones and jewelry manufacturing and sales companies, there are few that are designed to establish and dominate the market within all four sectors that the Company will be capable of.

Tiffany is the world’s leading jewelry retailer, which is vertically integrated through most of the precious gem production to sale cycle; though, it has no focus on colored precious gems or sapphires. Zales is a leading player in the U.S. jewelry market; though, only participates on the retail level and is heavily associated with diamonds and brands itself as “The Diamond Store”. Blue Nile is strictly an online retailer that does not participate in the production or processing or precious gems; furthermore, Blue Nile’s branding and product line strategy is heavily focused on diamonds.

While all of these companies have established themselves uniquely within sectors of the market, none have the full range of vertical integration of production, cutting and shaping, manufacturing, and sales that the Company will maintain. There is a strong market opportunity for the Company’s products as there is currently growth in U.S. and global jewelry sales, U.S. and global diamond and gem stone sales. RSC has the assets, knowledge and expertise to capitalize on this opportunity to capitalize upon the uniquely powerful internationally recognized Australian brand image and appeal and become the leading player in this fragmented cottage industry.

The Company will garner market share from the leading precious gem and diamond players by:

•      Using and producing the highest quality gems and diamonds from mines in Australia,

•      Delivering flawless cuts that highlight the beauty and color of the products,

•      Designing elegant and unique jewelry that will compete against companies such as Zale’s.

•      Offering competitive pricing for all of its precious gem stones.

•      Emphasizing the history, uniqueness, and beauty of sapphires and re-introducing them as a new solution to address customer needs.

Intellectual Property

We do not own, either legally or beneficially, any patents; however, we do own a number of premium retail domain names, including www.makeherveryhappy.com.

Governmental Approvals and Regulation

We do not require any government approval in order to operate our business. In the event any of our operations or products requires government approval, we will comply with any and all local, state and federal requirements.

Other than federal and state securities laws and common business and tax rules and regulations, we are not subject to any material government regulation. However, there is a risk that we could be adversely affected by current laws, regulations or interpretations or that more restrictive laws, regulations or interpretations will be adopted in the future that could make compliance more difficult or expensive. There is also a risk that a change in current laws could adversely affect our business.

In addition, regulatory authorities have relatively broad discretion to grant, renew and revoke licenses and approvals and to implement regulations. Accordingly, such regulatory authorities could prevent or temporarily suspend us from carrying on some or all of our activities or otherwise penalize us if our practices were found not to comply with the then current regulatory or licensing requirements or any interpretation of such requirements by the regulatory authority. Our failure to comply with any of these requirements or interpretations could have a material adverse effect on our operations.

Procurement and Manufacturing

Our Sapphires are mined in Australia and processed in, Asia, Australia and the U.S, at the present time all of our manufacturing is conducted in the U.S.

Research and Development

Other than time spent researching our business and proposed markets and segmentation, the Company has not spent any funds on research and development activities to date. In the event opportunities arise from our operations, the Company may elect to initiate research and development activities, but the Company has no plans for any activities to date.

Environmental Laws and Regulations

Our operations are not subject to any environmental laws or regulations.

Employees

The Company had 2 full-time employees and 0 part-time employees as of the date of this prospectus.

We do not presently have pension, health, annuity, insurance, profit sharing, or similar benefit plans; however, we may adopt plans in the future.

Properties and Facilities

Our principal executive offices are located at 9465 Wilshire Blvd, Beverly Hills, California. The office space is currently being leased. We believe that our existing facilities are adequate for our current needs and that we will be able to lease suitable additional or alternative space on commercially reasonable terms if and when we need it. If we are able to raise sufficient capital through this offering, we will seek to lease a larger, dedicated space at no more than $5,000 per month.

Legal Proceedings

From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. We are not currently involved in legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations. We may become involved in material legal proceedings in the future. To the best our knowledge, none of our directors, officers or affiliates is involved in a legal proceeding adverse to our business or has a material interest adverse to our business.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by us and is based on our own assessment of our financial condition and prospects, limited offering history, and the general condition of the securities market. It does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the OTCBB and or OTCQB concurrently with the filing of this prospectus. In order to be quoted on the OTCBB or OTCQB, a market maker must file an application on our behalf in order to make a market for our common stock.

The selling shareholders initially will sell shares of common stock at a price of $0.50 per share until they are quoted on the OTCBB or OTCQB, and thereafter may sell some or all of their shares from time to time at prevailing market prices, once they are quoted on the OTCBB or OTCQB, or at privately negotiated prices, and may sell either directly or through a broker-dealer in transactions between selling shareholders and purchasers, or otherwise.

We intend to file a registration statement under the Exchange Act concurrently with the effectiveness of the registration statement of which this prospectus is a part. If our common shares become quoted on the OTCBB or OTCQB and a market for the shares develops, the actual price of shares will be determined by prevailing market prices at the time of sale or by private transactions. The offering price would thus be determined by market factors.

There is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions. See “Risk Factors”.

SECURITY OWNERSHIP OF PRINCIPAL AND SELLING STOCKHOLDERS

The following table contains information about the beneficial ownership of our common stock as of the date of this prospectus by:

•      each person who is known by us to beneficially own more than 5% of the outstanding shares of common stock;

•      each of our directors;

•      each of our named executive officers;

•      all of our directors and executive officers as a group; and

•      each of the selling stockholders.

The information in the table below is based upon information derived from our stock records. Except as set forth below, percentages of common stock owned are based on 30,195,000 shares outstanding as of the date of this prospectus. There are not any pending or anticipated arrangements that may cause a change in control.

Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. Common stock subject to options, warrants or other convertible securities that are currently exercisable or exercisable within 60 days of the date of this prospectus are deemed to be outstanding and beneficially owned by the person holding the options. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person by reason of any of the acquisition rights described above. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe to the best of our knowledge that each stockholder identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by the stockholder. The indication in the table that shares are beneficially owned is not an admission on the part of the stockholder that he, she or it is a direct or indirect beneficial owner of those shares. Unless otherwise indicated, the business address of each of the entities and individuals named in the table below is c/o Reign Sapphire Corporation, 9190 W Olympic Blvd # 263 Beverly Hills CA 90212.

The following table also sets forth the number of common shares being offered by the selling stockholders and the number of shares that would be beneficially owned after the offering if a selling stockholder sold all of the shares offered under this prospectus. The shares being offered by the selling stockholders were offered and sold to them in private placement transactions pursuant to an exemption from the registration requirements under Regulation D and/or Section 4(a)(2) of the Securities Act since, among other things, the transactions did not involve a public offering and the securities were acquired for investment purposes only and not with a view to or for sale in connection with any distribution thereof. The sales of the securities were made without any form of general solicitation or advertising and all of the foregoing securities are deemed restricted securities for purposes of the Securities Act. Each of the recipients of securities represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the stock certificates. The shares being offered hereby by the selling stockholders are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. Because the selling stockholders are not obligated to sell all or any portion of the shares of our common stock shown as offered by them, we cannot estimate the actual number of shares (or actual percentage of the class) of our common stock that will be held by any selling stockholder upon completion of this resale offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the applicable selling stockholder. All information with respect to share ownership has been furnished by the selling stockholders. The 7,695,000 common shares issued to the selling shareholders represent approximately 25.5% of the Company’s common shares outstanding as of the date of this prospectus. If the selling shareholders sell all 5,000,000 shares being registered hereunder, the 2,695,000 common shares that continue to be held by the selling shareholders will represent approximately 8.9% of the common shares outstanding as of the date of this prospectus.

The percentage of shares beneficially owned after completion of the offering is based on the number of common shares outstanding as of the date of this prospectus. If all of the 10,000,000 common shares being offered by the Company pursuant to this prospectus are sold and no other shares are issued by the Company prior to the completion of the offering, Joseph Segelman, our President and CEO, will own or otherwise control (assuming no shares offered for sale by Australian Sapphire Corporation are sold) approximately 62.2% of the then-outstanding common shares. However, if only 75% of the offered shares, 50% of the offered shares or 25% of the offered shares are sold, he will own 66.3%, 71% or 76.4%, respectively.

Certain of the persons identified in the table below are related to one another, as follows: (1) Mr. Joseph Segelman and Mrs. Chaya Segelman are married to one another; however they each disclaim beneficial ownership and/or voting power to shares owned by one another; and (2) Mr. Joseph Segelman, and Mr. Menachem Dadon are brother in laws. Mr. Joseph Segelman, and Mrs Chaya Segelman are founding stockholders of the Company and acquired all of their common shares at the founding of the Company at a price of $0.0001.

To our knowledge, none of the selling stockholders are broker-dealers.

During the three years prior to the filing of this registration statement, no selling stockholder held any positions or offices or had any other material relationships with the Company or any of its predecessors or affiliate except for Mr Joseph Segelman and Mrs. Chaya Segelman, each of whom currently serve as an executive officer and director of the Company.

	Shares Beneficially Owned Prior to this Offering		Maximum Number of Shares Offered For Sale in this Offering	Shares Beneficially Owned After Completion of this Offering Assuming All Offered Shares are Sold
Name and Address	Number	Percentage		Number	Percentage
Five Percent Stockholders:
Australian Sapphire Corporation(1)	5,000,000	16.6%	2,305,000	2,695,000	6.7%

Named Executive Officers and Directors:
Joseph Segelman(1)(2)	20,000,000	66.2%	—	20,000,000	49.8%
Chaya Segelman	2,500,000	8.3%	—	2,500,000	6.2%

All Current Directors and Executive Officers as a Group (2 persons)	22,500,000	74.5%	—	22,500,000	56.0%

Other Selling Stockholders:
SL Slavin	1,200,000	4.0%	1,200,000	—	—
Willa Qian	450,000	1.5%	450,000	—	—
Alan S. Gutterman	450,000	1.5%	450,000	—	—
Eiden, Inc.	250,000	*	250,000	—	—
OBK Ltd.(3)	100,000	*	100,000	—	—
Haytarr LLC	100,000	*	100,000	—	—
Menachem Dadon	25,000	*	25,000	—	—
Mimi Jakobson	25,000	*	25,000	—	—
Tana Consulting	25,000	*	25,000	—	—
Firerock Capital, Inc.	20,000	*	20,000	—	—
City One Securities Limited	10,000	*	10,000	—	—
Gerald Deciccio	10,000	*	10,000	—	—
Michael Gonzalez	10,000	*	10,000	—	—
Jaklynn Abesera	5,000	*	5,000	—	—
Michael Ashikian	5,000	*	5,000	—	—
Dalia Shoshanah Fishman	5,000	*	5,000	—	—
Yehudis Lipskier	5,000	*	5,000	—	—

____________

*      Represents beneficial ownership of less than one percent of our outstanding common stock.

(1)   Mr. Joseph Segelman is the owner of all of the outstanding shares of the selling stockholder and thus has beneficial ownership and voting power of all of the common shares of the Company owned by the selling stockholder, which shares are not included in the number of shares identified as being beneficially owned by Mr. Segelman elsewhere in the table.

(2)   Does not include 10,000,000 shares of authorized but unissued common that Mr. Segelman has the right to acquire upon exercise of options granted under the Company’s 2015 Equity Incentive Plan as described in “Executive Compensation — Agreements with Executive Officers” elsewhere in this prospectus. The shares subject to such options have not been included since the options are not currently exercisable or exercisable within 60 days of the date of this prospectus and thus are deemed to be outstanding and beneficially owned by Mr. Segelman as the holder of the options.

(3)   Mr. Joseph Segelman is a member of the advisory board of the selling stockholder and a director of one of the portfolio companies owned and managed by the selling stockholder; however, Mr. Segelman disclaims any beneficial ownership and/or voting power with respect to the common shares of the Company owned by the selling stockholder.

PLAN OF DISTRIBUTION

The Company has 30,195,000 shares of common stock issued and outstanding as of the date of this prospectus. The Company is registering an additional of 10,000,000 shares of its common stock for sale at the price of $0.50 per share. The Company will receive all proceeds from the sale of the 10,000,000 shares being offered on behalf of the company itself. The price per share is fixed at $0.50 for the duration of this offering or until our shares are quoted on the OTC Bulletin Board (“OTCBB”) operated by FINRA (Financial Industry Regulatory Authority) and/or OTCQB operated by the OTC Markets Group, Inc., at which time selling stockholders may sell shares at market prices or at privately negotiated prices. The proceeds from the remaining 5,000,000 shares held by selling shareholders, if sold, will not go to the Company, but will go to the selling shareholders directly.

There is no arrangement to address the possible effect of the offering on the price of the stock.

This is a self-underwritten offering, which means that we will sell the common shares ourselves from time to time directly to purchasers at our discretion and do not plan to use underwriters or pay any commissions. We will be selling our common shares using our best efforts and no one has agreed to buy any of our common shares. This prospectus permits our officers and directors to sell the common shares directly to the public, with no commission or other remuneration payable to them for any common shares they may sell. There is no plan or arrangement to enter into any contracts or agreements to sell the common shares with a broker or dealer and there are no finders. If we elect to retain licensed broker/dealers to assist us in selling our shares, we will file a post-effective amendment to the registration statement of which this prospectus is a part to identify the broker/dealers.

Our common shares are being offered by Joseph Segelman, the Company’s President and CEO, and as a result he is deemed to be an underwriter of this offering within the meaning of that term as defined in Section 2(11) of the Securities Act. In connection with his selling efforts in the offering, Mr. Segelman will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Mr. Segelman is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Segelman will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Segelman has not been a broker or dealer or an associated person of a broker or dealer within the preceding 12 months and he has not participated in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph (a)4(i) or (a)4(iii) of Rule 3a4-1 of the Securities Exchange Act of 1934.

The offering will commence on the effective date of this prospectus and will terminate upon the earlier to occur of (i) 365 days after this registration statement becomes effective with the Securities and Exchange Commission, or (ii) the date on which all of the shares registered hereunder for offering by the Company have been sold. There is no minimum amount of common shares we must sell so no money raised from the sale of our common shares will go into escrow, trust or another similar arrangement.

All expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states), are being paid for by Joseph Segelman, our President and CEO, and we expect that such expense will be no more than $100,000.

OTCBB and OTCQB Considerations

Although our common stock is not listed on a public exchange or quoted over-the counter, we intend to seek to have our shares of common stock quoted on the OTC Bulletin Board (“OTCBB”) operated by FINRA (Financial Industry Regulatory Authority) and/or OTCQB operated by the OTC Markets Group, Inc. In order to be quoted on the OTCBB or OTCQB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved. There is therefore no guarantee that our stock will ever be quoted on the OTCBB or OTCQB.

Although we anticipate listing on the OTCBB or OTCQB will increase liquidity for our stock, investors may have greater difficulty in getting orders filled because it is anticipated that if our stock trades on a public market, it initially will trade on the OTCBB or OTCQB rather than on NASDAQ. Investors’ orders may be filled at a price much different than expected when an order is placed. Trading activity in general is not conducted as efficiently and effectively as with NASDAQ-listed securities.

Investors must contact a broker-dealer to trade OTCBB or OTCQB securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker. Bulletin board transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the bulletin board, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders - an order to buy or sell a specific number of shares at the current market price - it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution. Because bulletin board stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

Section 15(g) of the Exchange Act/Penny Stock Rules

Our common shares will be covered by Section 15(g) of the Exchange Act, and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker-dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 excluding revenue or annual income exceeding $200,000 or $300,000 jointly with their spouses).

•      Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules (but is not applicable to us).

•      Rule 15g-2 declares unlawful broker-dealer transactions in penny stocks unless the broker-dealer has first provided to the customer a standardized disclosure document.

•      Rule 15g-3 provides that it is unlawful for a broker-dealer to engage in a penny stock transaction unless the broker-dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

•      Rule 15g-4 prohibits broker-dealers from completing penny stock transactions for a customer unless the broker-dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

•      Rule 15g-5 requires that a broker-dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

•      Rule 15g-6 requires broker-dealers selling penny stocks to provide their customers with monthly account statements.

Rule 3a51-1 of the Exchange Act establishes the definition of a “penny stock,” for purposes relevant to us, as any equity security that has a minimum bid price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person’s account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth the basis on which the broker or dealer made the suitability determination and that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Additionally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If the Company remains subject to the penny stock rules for any significant period, which is likely, it could have an adverse effect on the market, if any, for the Company’s securities. If the Company’s securities are subject to the penny stock rules, investors will find it difficult to dispose of the Company’s securities.

Blue Sky Law Considerations

There is no established public market for our common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

Thirty-three states have what is commonly referred to as a “manual exemption” for secondary trading of securities such as those to be resold by selling stockholders under this registration statement. In these states, so long as we obtain and maintain a listing in Mergent, Inc., a leading provider of business and financial information on publicly listed companies, or Standard and Poor’s Corporate Manual, secondary trading of our common stock can occur without any filing, review or approval by state regulatory authorities in these states. These states are: Alaska, Arizona, Arkansas, Colorado, Connecticut, District of Columbia, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Mississippi, Missouri, Nebraska, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, Texas, Utah, Washington, West Virginia and Wyoming. We cannot secure this listing, and thus this qualification, until after our registration statement is declared effective. Once we secure this listing, secondary trading can occur in these states without further action. However, we may not be accepted for listing in Mergent or similar services designed to obtain manual exemptions if we are considered to be a “shell company” at the time of application.

Upon effectiveness of this prospectus, the Company intends to consider (but may not) becoming a “reporting issuer” under Section 12(g) of the Exchange Act, as amended, by way of filing a Form 8-A with the SEC. A Form 8-A is a “short form” of registration whereby information about the Company will be incorporated by reference to the registration statement on Form S-1, of which this prospectus is a part. Upon filing of the Form 8-A, if done, the Company’s shares of common stock will become “covered securities,” or “federally covered securities” as described in some states’ laws, which means that unless you are an “underwriter” or “dealer,” you will have a “secondary trading” exemption under the laws of most states (and the District of Columbia, Guam, the Virgin Islands and Puerto Rico) to resell the shares of common stock you purchase in this offering. However, four states do impose filing requirements on the Company: Michigan, New Hampshire, Texas and Vermont. The Company may, at its own cost, make the required notice filings in Michigan, New Hampshire, Texas and Vermont immediately after filing its Form 8-A with the SEC.

We currently do not intend to and may not be able to qualify securities for resale in other states which require shares to be qualified before they can be resold by our shareholders.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must execute and deliver a subscription agreement, a copy of which is filed as Exhibit 99.1a to the registration statement of which this prospectus is a part; and deliver a check or certified funds in U.S. currency to us for acceptance or rejection. All checks for subscriptions must be made payable to “Reign Sapphire Corporation”. All subscription agreements and checks are irrevocable (except as to any states that require a statutory cooling-off period or rescission right) and should be delivered to the Company at the address provided on the subscription agreement.

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. Any subscription rejected will be returned to the subscriber within five business days of the rejection date, without interest or deductions. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once we accept a subscription, the subscriber cannot withdraw it.

All subscribed funds will be held in a noninterest-bearing account until the subscription agreements are accepted by the Company. Any subscribed funds may be immediately utilized by the Company prior to the completion of the offering. The offering will be completed 360 days from the effective date of this prospectus (or such earlier date when all 10,000,000 of the shares being offered by the Company are sold), unless extended by our board of directors for an additional 180 days.

The Company will deliver stock certificates attributable to shares of common stock purchased directly by the purchasers within 30 days of the close of this offering or as soon thereafter as practicable.

Distribution of Shares by Selling Shareholders

This prospectus covers the resale by selling shareholders of shares of our Common Stock that they have already acquired from us. The selling shareholders initially will sell shares of common stock at a price of $0.50 per share until they are quoted on the OTCBB or OTCQB, and thereafter may sell some or all of their shares from time to time at prevailing market prices, once they are quoted on the OTCBB or OTCQB, or at privately negotiated prices, and may sell either directly or through a broker-dealer in transactions between selling shareholders and purchasers, or otherwise.

The selling shareholders may use any one or more of the following methods when selling shares:

•      ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•      block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•      purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•      privately negotiated transactions;

•      short sales;

•      agreements with broker-dealers to sell a specified number of such shares at a stipulated price per share;

•      a combination of any such methods of sale; and

•      any other method permitted pursuant to applicable law.

The selling shareholders may enter into hedging transactions with third parties, which may in turn engage in short sales of the common stock in the course of hedging the position they assume. The selling shareholders may also enter into short positions or other derivative transactions relating to the common stock, or interests in the common stock, and deliver the common stock, or interests in the common stock, to close out their short or other positions or otherwise settle short sales or other transactions, or loan or pledge the common stock, or interests in the common stock, to third parties that in turn may dispose of these securities.

Our obligation to register, or maintain, a registration statement governing the shares registered for resale hereunder will terminate:

•      if all the shares have been registered and sold pursuant to this registration effected or pursuant to exempt transactions; or

•      at such time as all shares held by the selling shareholders may be sold within a three-month period under Rule 144, either because each selling stockholder holds 1% or less of our then-outstanding common stock or because each selling stockholder can sell all of its shares under Rule 144(k) without volume or time limitations.

The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer who participates in such transactions as an agent may receive a commission from the selling shareholders, or, if it acts as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker’s or dealer’s commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. The selling shareholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock. The selling shareholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be underwriters, they must comply with applicable law and, among other things, must:

1.     Not engage in any stabilization activities in connection with our common stock;

2.     Furnish each broker or dealer through which common stock may be offered such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.     Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

Under the Exchange Act and the regulations thereunder, any person engaged in a distribution of the shares of our common stock offered by this prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable “cooling off” periods prior to the commencement of such distribution. Also, the selling shareholders are subject to applicable provisions that limit the timing of purchases and sales of our common stock by the selling security holders.

We have informed the selling shareholders that, during such time as they may be engaged in a distribution of any of the shares we are registering by this registration statement, they are required to comply with Regulation M. In general, Regulation M precludes any selling stockholder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, and any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a “distribution” as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a “distribution participant” as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

No stockholder may offer or sell shares of our common stock under this prospectus unless such stockholder has notified us of his or her intention to sell shares of our common stock and the registration statement of which this prospectus is a part has been declared effective by the SEC, and remains effective at the time such selling stockholder offers or sells such shares. We are required to amend the registration statement of which this prospectus is a part to reflect material developments in our business and current financial information. Each time we file a post-effective amendment to our registration statement with the SEC, it must first become effective prior to the offer or sale of shares of our common stock by the selling shareholders.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

DESCRIPTION OF SECURITIES

General

We have authorized capital stock consisting of 100,000,000 shares of common stock, $0.0001 par value per share (“Common Stock”) and 10,000,000 shares of preferred stock, $0.0001 par value per share (“Preferred Stock”). As of the date of this prospectus, we have 30,195,000 shares of Common Stock issued and outstanding.

This summary does not purport to be complete and is qualified in its entirety by the provisions of our amended and restated certificate of incorporation and amended and restated by-laws, copies of which have been or will be filed with the SEC as exhibits to the registration statement of which this prospectus is a part. References in this section to the “Company,” “we,” “us” and “our” refer to Reign Sapphire Corporation and not to any of its subsidiaries.

Common Stock

The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders. There is no cumulative voting of the election of directors then standing for election. The Common Stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the Common Stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors.

Preferred Stock

Shares of Preferred Stock may be issued from time to time in one or more series, each of which shall have such distinctive designation or title as shall be determined by our Board of Directors (“Board of Directors”) prior to the issuance of any shares thereof. Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of our capital stock entitled to vote generally in the election of the directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation. Accordingly, the Company’s Board of Directors is empowered, without stockholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of the Common Stock. In the event of issuance, the Preferred Stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although we have no present intention to issue any shares of our authorized Preferred Stock, and no shares of our authorized Preferred Stock are issued and outstanding as of the date of this prospectus, there can be no assurance that we will not do so in the future.

Options, Warrants and Other Convertible Securities

Except for options to purchase 10,000,000 shares of our common stock issued to Joseph Segelman, the Company’s President and CEO, under our 2015 Equity Incentive Plan, there are no outstanding options or warrants to purchase, or securities convertible into, shares of our common stock as of the date of this prospectus. For information on the Company’s 2015 Equity Incentive Plan, see “Executive Compensation — Equity Compensation Plans and Other Benefit Plans” below. For information on the Company’s stock option agreement with Mr. Segelman, see “Executive Compensation — Agreements with Executive Officers” below.

Registration Rights

There are no outstanding registration rights relating to our securities.

Dividend Policy

We have never paid or declared any cash dividends on our common stock, and we do not anticipate paying any cash dividends on our common stock in the foreseeable future. We intend to retain all available funds and any future earnings to fund the development and expansion of our business. Any future determination to pay dividends will be at the discretion of our board of directors and will depend upon a number of factors, including our results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law and other factors our board of directors deems relevant.

Anti-Takeover Effects or Provisions of Our Certificate of Incorporation, our Bylaws and Delaware Law

Some provisions of Delaware law and our certificate of incorporation and our bylaws contain provisions that could make the following transactions more difficult: acquisition of us by means of a tender offer; acquisition of us by means of a proxy contest or otherwise; or removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the Delaware General Corporation Law, which prohibits persons deemed “interested stockholders” from engaging in a “business combination” with a publicly held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, such as discouraging takeover attempts that might result in a premium over the market price of our common stock.

Undesignated Preferred Stock

The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of our Company.

Special Stockholder Meetings

Our bylaws provide that a special meeting of stockholders may be called only by the secretary of the company pursuant to a resolution adopted by a majority of our board of directors.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors.

Elimination of Stockholder Action by Written Consent

Our certificate of incorporation eliminates the right of stockholders to act by written consent without a meeting.

Classified Board; Number, Election and Removal of Directors

Upon the consummation of this offering, our board of directors will be divided into three classes. The directors in each class will serve for a three-year term, one class being elected each year by our stockholders, with staggered three-year terms. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. The total authorized number of directors may be changed only be resolution of the board of directors. Because our stockholders do not have cumulative voting lights, our stockholders holding a majority of the shares of common stock outstanding will be able to elect all of our directors. In addition, a vote of not less than 66 2/3% of all outstanding shares of our capital stock is required for removal of a director only for cause (and a director may only be removed for cause). For more information on the classified board, see “Management-Board Composition.” This system of electing and removing directors may tend to discourage a third party from making a tender offer or othe1wise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors.

Choice of Forum

Our certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the exclusive forum for any derivative action or proceeding brought on our behalf, any action asserting a breach of fiduciary duty, any action asserting a claim against us arising pursuant to the Delaware General Corporation Law, or any action asserting a claim against us that is governed by the internal affairs doctrine.

Amendment of Charter Provisions

The amendment of any of the above provisions, except for the provision making it possible for our board of directors to issue preferred stock, would require approval by holders of at least 66 2/3% of the voting power of our then outstanding voting stock.

The provisions of the Delaware General Corporation Law, our certificate of incorporation and our bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Limitations of Liability and Indemnification Matters

For a discussion of liability and indemnification, please see “Management-Limitation on Liability and Indemnification Matters.”

Listing

We will apply to list our common stock on the OTCQB under the symbol “RSAP”.

Holders of Our Common Stock

As of the date of this Prospectus, the Company has 20 stockholders of record and there are 30,195,000 shares of the Company’s common stock outstanding.

Transfer Agent

Our stock transfer agent is VStock Transfer Agents. Their mailing address is 18 Lafayette Place, Woodmere, New York, 11598. Our stock transfer agent can be reached by phone at (212) 828 8436.

Penny Stock Regulation

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As the Shares immediately following this Offering will likely be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Shares in the secondary market. See “Plan of Distribution”.

REPORTS TO SECURITIES HOLDERS

Through the filing of Form 8-A under the Exchange Act within 30-60 days following the effective date of the registration statement of which this prospectus is a part, we intend to become a fully reporting company under the requirements of the Exchange Act, and will file the necessary quarterly and other reports with the Securities and Exchange Commission. Although we will not be required to deliver our annual or quarterly reports to security holders, we intend to forward this information to security holders upon receiving a written request to receive such information. The reports and other information filed by us will be available for inspection and copying at the public reference facilities of the Securities and Exchange Commission located at 100 F Street N.E., Washington, D.C. 20549.

Copies of such material may be obtained by mail from the Public Reference Section of the Securities and Exchange Commission at 100 F. Street N.E., Washington, D.C. 20549, at prescribed rates. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the Commission maintains a World Wide Website on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Except as described below, no expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of our common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the Company or any of its subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The validity of the shares of common stock offered hereby will be passed upon for us by Qian & Company, A California Professional Law Corporation. Willa Qian, the sole shareholder of Qian & Company, is the owner of 450,000 shares of our common stock, all of which are being offered for resale pursuant to this prospectus, and Alan S. Gutterman, Of Counsel to Qian & Company, is the owner of 450,000 shares of our common stock, all of which are being offered for resale pursuant to this prospectus.

The financial statements included in this prospectus and the registration statement have been audited by Hartley Moore Accountancy Corporation, certified public accountants, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

PRINCIPAL ACCOUNTING FEES AND SERVICES

Below is the aggregate amount of fees billed for professional services rendered by Hartley Moore Accountancy Corporation, our principal accountants, with respect to our last two fiscal years.

	2013	2014
Audit fees	$3,500	$10,000
Audit related fees	$5,000
Tax fees
All other fees
Total	$8,500	$10,000

All of the professional services rendered by principal accountants for the audit of our annual financial statements that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for last two fiscal years were approved by our board of directors.

There have been no changes in, or disagreements regarding accounting or financial disclosures with, our accountants during the last two fiscal years.

MANAGEMENT AND CORPORATE GOVERNANCE

Executive Officers and Directors

The following table sets forth information, as of the date of this prospectus, regarding our executive officers and directors:

Name	Age	Title
Joseph Segelman	38	President, Chief Executive Officer and Director
Chaya Segelman	35	Secretary and Director

Joseph Segelman has served as our President and Chief Executive Officer and a member of our board of directors since December 2014. During the five year period prior to December 2014, Mr. Segelman served as the Chief Executive Officer and Managing Director of UWI Holdings Corporation (previously known as Australian Sapphire Corporation), Shefa Mining Corporation and Spencer Lloyd & Associates. He is an experienced marketing and operations professional with over 17 years of experience in logistics and marketing and extensive experience in the Australian mining and gem industry. He is currently Director of Australian Sapphire Corporation and Spencer Lloyd & Associates. He is also a Director & Board Member of OBK (a Sydney based charity), and a Captain (Chaplain) in the Australian Army reserves. Mr. Segelman is the author of “Take Action: Successful Australians Share their Secrets”, (Lothian Books, 2004).

Chaya Segelman has served as our Secretary and a member of our board of directors since December 2014. During the five year period prior to December 2014, Mrs. Segelman served as the secretary and head of operations and a member of the board of directors of UWI Holdings Corporation (previously known as Australian Sapphire Corporation), Shefa Mining Corporation and Spencer Lloyd & Associates. She has over 15 years of company administration experience.

Our sole directors, Joseph and Chaya Segelman, are married to one another.

Corporate Governance

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the Securities and Exchange Commission (the “SEC”) and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations.

Board Composition

Our business and affairs are managed under the direction of our board of directors, which upon the consummation of this offering will consist of two members. Directors serve for a term of one year and until their successors have been duly elected and qualified.

Committees of the Board

Our Company currently does not have nominating, compensation, or audit committees or committees performing similar functions nor does our Company have a written nominating, compensation or audit committee charter. Our directors believe that it is not necessary to have such committees, at this time, because the directors can adequately perform the functions of such committees. With the recent addition of independent directors to the Board we anticipate the creation of an audit and a compensation committee.

In lieu of an audit committee, the Company’s Board of Directors is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company’s financial statements and other services provided by the Company’s independent public accountants. The Board of Directors, the Chief Executive Officer and the Chief Financial Officer of the Company review the Company’s internal accounting controls, practices and policies.

Audit Committee Financial Expert

Our Board of Directors has determined that we do not have a board member that qualifies as an “audit committee financial expert” as defined in Item 407(D)(5) of Regulation S-K, nor do we have a Board member that qualifies as “independent” as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(14) of the FINRA Rules.

We believe that our directors are capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The directors of our Company do not believe that it is necessary to have an audit committee because management believes that the Board of Directors can adequately perform the functions of an audit committee. In addition, we believe that retaining an independent Director who would qualify as an “audit committee financial expert” would be overly costly and burdensome and is not warranted in our circumstances given the stage of our development and the fact that we have not generated any positive cash flows from operations to date.

Involvement in Certain Legal Proceedings

Our directors and our executive officers have not been involved in or a party in any of the following events or actions during the past ten years:

1.     any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.     any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.     being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.     being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

5.     Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.     Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.     Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:(i) Any Federal or State securities or commodities law or regulation; or(ii) Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or(iii) Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.     Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Director Independence

We are not required to have independent members of our Board of Directors, and do not anticipate having independent Directors until such time as we are required to do so.

Code of Ethics

The Company has not formally adopted a written Code of Ethics that governs the Company’s employees, officers and Directors as the Company is not required to do so. The Board of Directors evaluated the business of the Company and the number of employees and determined that since the business is operated by a small number of persons, general rules of fiduciary duty and federal and state criminal, business conduct and securities laws are adequate ethical guidelines. In the event our operations, employees and/or Directors expand in the future, we may take actions to adopt a formal Code of Ethics.

Compensation Committee Interlocks and Insider Participation

As a smaller reporting company, the Company is not required to provide this disclosure.

Role of Board of Directors in Risk Oversight

Our board of directors oversees an enterprise-wide approach to risk management, designed to support the achievement of business objectives, including organizational and strategic objectives, to improve long-term organizational performance and enhance stockholder value. The involvement of our board of directors in setting our business strategy is a key part of its assessment of management’s plans for risk management and its determination of what constitutes an appropriate level of risk for our company. The participation of our board of directors in our risk oversight process includes receiving regular reports from members of senior management on areas of material risk to our company, including operational, financial, legal and regulatory, and strategic and reputational risks.

While our board of directors has the ultimate responsibility for the risk management process, senior management and various committees of our board of directors, when formed, will also have responsibility for certain areas of risk management. Our senior management team is responsible for day-to-day risk management and regularly reports on risks to our full board of directors or a relevant committee. Our finance and regulatory personnel serve as the primary monitoring and evaluation function for company-wide policies and procedures, and manage the day-to-day oversight of the risk management strategy for our ongoing business. This oversight includes identifying, evaluating, and addressing potential risks that may exist at the enterprise, strategic, financial, operational, compliance and reporting levels.

Director Compensation

All of the Company’s directors are employees of the Company and such persons have not been separately compensated for their services to the Company as a director.

Limitation on Liability and Indemnification Matters

Our certificate of incorporation and bylaws provide that we will indemnify our directors and officers, and may indemnify our employees and other agents, to the fullest extent permitted by the Delaware General Corporation Law, which prohibits our certificate of incorporation from limiting the liability of our directors for the following:

•      any breach of the director’s duty of loyalty to the corporation or its stockholders;

•      any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•      unlawful payments of dividends or unlawful stock repurchases or redemptions; or

•      any transaction from which the director derived an improper personal benefit.

If Delaware law is amended to authorize corporate action further eliminating or limiting the personal liability of a director, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law, as so amended. Our certificate of incorporation does not eliminate a director’s duty of care and in appropriate circumstances, equitable remedies, such as injunctive or other forms of non-monetary relief, remain available under Delaware law. This provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or other state or federal laws. Under our bylaws, we will also be empowered to purchase insurance on behalf of any person whom we are required or permitted to indemnify.

In addition to the indemnification required in our certificate of incorporation and bylaws, we have entered or will enter into indemnification agreements with each of our directors and officers. These agreements provide indemnification for certain expenses and liabilities incurred in connection with any action, suit, proceeding, or alternative dispute resolution mechanism, or hearing, inquiry, or investigation that may lead to the foregoing, to which they are a party, or are threatened to be made a party, by reason of the fact that they are or were a director, officer, employee, agent, or fiduciary of our company, or any of our subsidiaries, by reason of any action or inaction by them while serving as an officer, director, agent, or fiduciary, or by reason of the fact that they were serving at our request as a director, officer, employee, agent, or fiduciary of another entity. In the case of an action or proceeding by, or in the right of, our company or any of our subsidiaries, no indemnification will be provided for any claim where a court determines that the indemnified party is prohibited from receiving indemnification. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in our certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. Insofar as we may provide indemnification for liabilities arising under the Securities Act to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. There is no pending litigation or proceeding naming any of our directors or officers as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

EXECUTIVE COMPENSATION

The following is a discussion and analysis of compensation arrangements of our named executive officers, or NEOs. This discussion contains forward looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from currently planned programs as summarized in this discussion. As an “emerging growth company” as defined in the JOBS Act, we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to emerging growth companies.

Summary Compensation Table

The particulars of the compensation paid to the following persons: (1) our principal executive officer; and (2) each of our two most highly compensated executive officers who were serving as executive officers at the end of the fiscal year ended December 31, 2014, who we will collectively refer to as the “named executive officers” of the Company, are set out in the following summary compensation table:

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (i)	Total ($) (i)
Joseph Segelman,	2014	120,000	0	0	0	0	0	$0	$120,000
Chief Executive Officer	2013	120,000	0	0	0	0	0	$0	$120,000

Chaya Segelman,	2014	60,000	0	0	0	0	0	$0	$60,000
Head of Operations	2013	60,000	0	0	0	0	0	$0	$60,000

Other than as disclosed below, there are no compensatory plans or arrangements with respect to our executive officers resulting from their resignation, retirement or other termination of employment or from a change of control.

Grants of Plan-Based Awards Table

None of our named executive officers received any grants of stock, option awards or other plan-based awards during the period ended December 31, 2014.

Options Exercised and Stock Vested Table

None of our named executive officers held any stock options or restricted stock units during the period ended December 31, 2014.

Outstanding Equity Awards at 2014 Year End

None of our named executive officers had any outstanding stock or option awards as of December 31, 2014 that would be compensatory to the officer. Except as described below in “Agreements with Executive Officers”, the Company has not issued any awards to its named executive officers. The Company and its Board of Directors may grant awards as it sees fit to its employees as well as key consultants. See the discussion of “Equity Compensation Plans and Other Benefit Plans” below.

Agreements with Executive Officers

We do not have any employment or consulting agreements with any executive officers or directors except as follows:

Joseph Segelman

Effective as of April 1, 2015, we entered into an employment agreement with Joseph Segelman, our President and Chief Executive Officer. The initial term of Mr. Segelman’s employment agreement expires on December 31, 2018, unless earlier terminated by us or Mr. Segelman. The agreement provides for automatic one-year renewals, unless either we or Mr. Segelman give notice of our or his intention not to extend at least 90 days prior to the expiration of any term. Under his employment agreement, Mr. Segelman receives a minimum annual base salary of $180,000. Mr. Segelman is eligible to receive an annual performance bonus each year, if performance goals established by our board of directors are met, and is entitled to participate in customary benefit plans.

If we terminate Mr. Segelman’s employment without cause, he will be entitled to the following: (i) payment of (x) accrued compensation and unpaid base salary through the date of such termination, (y) any amounts previously deferred by Mr. Segelman and (z) the payment or reimbursement for expenses incurred prior to the date of such termination; (ii) an amount equal to 200% of the base salary and (iii) continued participation, at our expense, in our health and welfare programs for a period of two years after the date of termination.

For purposes of Mr. Segelman’s employment agreement with us, a termination for cause will be deemed to have occurred upon the happening of the following, subject to a cure right: (i) his misappropriation or theft of our or any of our subsidiary’s funds or property; (ii) his conviction or entering of a plea of nolo contendere of any fraud, misappropriation, embezzlement or similar act, felony or crime involving dishonesty or moral turpitude; (iii) his engagement in any conduct that is materially injurious to us; (iv) his material breach of his employment agreement or material failure to perform any of his duties owed to us; (v) his commission of any act involving willful malfeasance or gross negligence or his failure to act involving material nonfeasance; or (vi) his material violation of the code of conduct of the Company or its subsidiaries or of any statutory or common law duty of loyalty to the Company or its subsidiaries.

In connection with his employment agreement, Mr. Segelman was granted options to purchase 10,000,000 shares of our common stock in accordance with a share option agreement pursuant to the Company’s 2015 Incentive Equity Plan, which is described below. The share option agreement provides, among other things, that Mr. Segelman’s options shall vest monthly over a two year period commencing on April 1, 2015. This award is also subject to accelerated vesting in certain circumstances, including in connection with certain terminations or the achievement of specified performance milestones including the successful offer and sale of all of the shares of common stock being offered by the Company pursuant to this prospectus.

The foregoing description of Mr. Segelman’s employment and stock option agreements does not purport to be complete and is qualified in its entirety by the text of each of those agreements, copies of which will be filed as exhibits to this registration statement and incorporated by reference herein.

Chaya Segelman

Effective as of April 1, 2015, we entered into an employment agreement with Chaya Segelman, our Secretary and Head of Operations. The initial term of Mrs. Segelman’s employment agreement expires on December 31, 2018, unless earlier terminated by us or Mrs. Segelman. The agreement provides for automatic one-year renewals, unless either we or Mrs. Segelman give notice of our or her intention not to extend at least 90 days prior to the expiration of any term. Under her employment agreement, Mrs. Segelman receives a minimum annual base salary of $80,000.

If we terminate Mrs. Segelman’s employment without cause, she will be entitled to the following: (i) payment of (x) accrued compensation and unpaid base salary through the date of such termination, (y) any amounts previously deferred by Mrs. Segelman and (z) the payment or reimbursement for expenses incurred prior to the date of such termination; (ii) an amount equal to 50% of the base salary and (iii) continued participation, at our expense, in our health and welfare programs for a period of two years after the date of termination. The definition of cause under Mrs. Segelman’s employment agreement is the same as that in Mr. Segelman’s employment agreement.

The foregoing description of Mrs. Segelman’s employment agreement does not purport to be complete and is qualified in its entirety by the text of the agreement, a copy of which will be filed as an exhibit to this registration statement and incorporated by reference herein.

Equity Compensation Plans and Other Benefit Plans

Other than as described below, the Company does not currently have any equity compensation plans and there are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers.

2015 Equity Incentive Plan

On May 1, 2015 the board of directors and stockholders of the Company authorized the adoption and implementation of the Company’s 2015 Equity Incentive Plan (the “2015 Plan”). The principal purpose of the 2015 Plan is to attract, retain and motivate employees, officers, directors, consultants, agents, advisors and independent contractors of the Company and its related companies by providing them the opportunity to acquire a proprietary interest in the Company and to link their interests and efforts to the long-term interests of the Company’s stockholders. The material terms of the 2015 Plan are summarized below.

Share Reserve. Under the 2015 Plan, 10,000,000 shares of our common stock have initially been reserved for issuance pursuant to a variety of stock-based compensation awards, including stock options, stock appreciation rights, stock awards, restricted stock, restricted stock units and other stock and cash-based awards. To the extent that an award terminates, expires or lapses for any reason or an award is settled in cash without the delivery of shares, any shares subject to the award at such time will be available for future grants under the 2015 Plan. As of the date of this prospectus, options to issue 10,000,000 shares of our common stock have been issued under the 2015 Plan. For information on the terms of such issued options, all of which have been issued to Joseph Segelman, our President and CEO, see “Executive Compensation — Agreements with Executive Officers” in this prospectus.

Administration. The 2015 Plan will be administered by the Company’s board of directors as the “administrator”. Except for the terms and conditions explicitly set forth in the 2015 Plan, the administrator shall have full power and exclusive authority, to the extent permitted by applicable law and subject to such orders or resolutions not inconsistent with the provisions of the 2015 Plan as may from time to time be adopted by the Board to (i) select the eligible persons to whom awards may from time to time be granted under the 2015 Plan; (ii) determine the type or types of award to be granted to each participant under the 2015 Plan; (iii) determine the number of shares of common stock to be covered by each award granted under the 2015 Plan; (iv) determine the terms and conditions of any award granted under the 2015 Plan; (v) approve the forms of notice or agreement for use under the 2015 Plan; (vi) determine whether, to what extent and under what circumstances awards may be settled in cash, shares of Common Stock or other property or canceled or suspended; (vii) determine whether, to what extent and under what circumstances cash, shares of common stock, other property and other amounts payable with respect to an award shall be deferred either automatically or at the election of the participant; (viii) interpret and administer the 2015 Plan and any instrument evidencing an award or notice or agreement entered into under the 2015 Plan; (ix) establish such rules and regulations as it shall deem appropriate for the proper administration of the 2015 Plan; (x) delegate ministerial duties to such of the Company’s employees as it so determines; and (xi) make any other determination and take any other action that the administrator deems necessary or desirable for administration of the 2015 Plan.

Eligibility. An award may be granted under the 2015 Plan to any employee, officer or director of the Company or a related company whom the administrator from time to time selects. An award may also be granted to any consultant, agent, advisor or independent contractor for bona fide services rendered to the Company or any related company that (a) are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction and (b) do not directly or indirectly promote or maintain a market for the Company’s securities.

Awards. The 2015 Plan provides that the administrator may grant or issue stock options, stock appreciation rights, stock awards, restricted stock, restricted stock units and other stock and cash-based awards. Each award will be set forth in a separate agreement with the person receiving the award and will indicate the type, terms and conditions of the award.

Nonstatutory Stock Option, or NSOs, will provide for the right to purchase shares of our common stock at a specified price which may not be less than fair market value on the date of grant, and usually will become exercisable (at the discretion of the administrator) in one or more installments after the grant date, subject to the participant’s continued employment or service with us and/or subject to the satisfaction of corporate performance targets and individual performance targets established by the administrator. NSOs may be granted for any term specified by the administrator that does not exceed ten years.

Incentive Stock Options, or ISOs, will be designed in a manner intended to comply with the provisions of Section 422 of the Code and will be subject to specified restrictions contained in the Code. Among such restrictions, ISOs must have an exercise price of not less than the fair market value of a share of common stock on the date of grant, may only be granted to employees, and must not be exercisable after a period of ten years measured from the date of grant. In the case of an ISO granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of all classes of our capital stock, the 2015 Plan provides that the exercise price must be at least 110% of the fair market value of a share of common stock on the date of grant and the ISO must not be exercisable after a period of five years measured from the date of grant.

Restricted Stock may be granted to any eligible individual and made subject to such restrictions as may be determined by the administrator. Restricted stock, typically, may be forfeited for no consideration or repurchased by us at the original purchase price if the conditions or restrictions on vesting are not met. In general, restricted stock may not be sold or otherwise transferred until restrictions are removed or expire. Purchasers of restricted stock, unlike recipients of options, will have voting rights and the right to receive dividends, if any, prior to the time when the restrictions lapse; however, extraordinary dividends will generally be placed in escrow, and will not be released until restrictions are removed or expire.

Restricted Stock Units may be awarded to any eligible individual, typically without payment of consideration, but subject to vesting conditions based on continued employment or service or on performance criteria established by the administrator. Like restricted stock, restricted stock units may not be sold or otherwise transferred or hypothocated until vesting conditions are removed or expire. Unlike restricted stock, stock underlying restricted stock units will not be issued until the restricted stock units have vested, and recipients of restricted stock units generally will have no voting or dividend rights prior to the time when vesting conditions are satisfied.

Stock Appreciation Rights, or SARs, may be granted in connection with stock options or other awards, or separately. SARs granted in connection with stock options or other awards typically will provide for payments to the holder based upon increases in the price of our common stock over a set exercise price. The exercise price of any SAR granted under the 2015 Plan must be at least 100% of the fair market value of a share of our common stock on the date of grant. Except as required by Section 162(m) of the Code with respect to a SAR intended to qualify as performance-based compensation as described in Section 162(m) of the Code, there are no restrictions specified in the 2015 Plan on the exercise of SARs or the amount of gain realizable therefrom, although restrictions may be imposed by the administrator in the SAR agreements. SARs under the 2015 Plan will be settled in cash or shares of our common stock, or in a combination of both, at the election of the administrator.

Dividend Equivalents represent the value of the dividends, if any, per share paid by us, calculated with reference to the number of shares covered by the award. Dividend equivalents may be settled in cash or shares and at such times as determined by the compensation committee or board of directors, as applicable.

Qualified Performance-Based Awards. The administrator has the ability to grant restricted stock or restricted stock units as qualified performance-based awards under Section 162(m)(4)(C) of the Internal Revenue Code.

Change in Control. In the event of a change of control, as defined in the 2015 Plan, the administrator may, in its discretion and without limitation, (i) cancel outstanding awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such awards, (ii) substitute other property (including cash or other securities) for shares of common stock subject to outstanding awards, (iii) arrange for the assumption of awards, or replacement of awards with new awards based on other property or securities, and (iv) after giving participants an opportunity to exercise any outstanding stock options and SARs, terminate any or all unexercised options and SARs.

Adjustments of Awards. In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization, distribution of our assets to stockholders (other than normal cash dividends) or any other corporate event affecting the number of outstanding shares of our common stock or the share price of our common stock that would require adjustments to the 2015 Plan or any awards under the 2015 Plan in order to prevent the dilution or enlargement of the potential benefits intended to be made available thereunder, the administrator will make appropriate, proportionate adjustments to the aggregate number and type of shares subject to the 2015 Plan, the number and kind of shares subject to outstanding awards and terms and conditions of outstanding awards (including, without limitation, any applicable performance targets or criteria with respect to such awards), and the grant or exercise price per share of any outstanding awards under the 2015 Plan.

Amendment and Termination. Our board of directors may amend or modify the 2015 Plan at any time and from time to time. However, we must generally obtain stockholder approval to increase the number of shares available under the 2015 Plan (other than in connection with certain corporate events, as described above) and to the extent required by applicable law, rule or regulation (including any applicable stock exchange rule).

Termination. The board of directors may terminate the 2015 Plan at any time. No awards may be granted under the 2015 Plan after the tenth anniversary of the effective date of the 2015 Plan.

Indebtedness of Directors, Senior Officers, Executive Officers and Other Management

None of our directors or executive officers or any associate or affiliate of the Company during the last two fiscal years, is or has been indebted to the Company by way of guarantee, support agreement, letter of credit or other similar agreement or understanding currently outstanding.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than compensation arrangements, we describe below transactions and series of similar transactions, since January 1, 2013 (i.e., the last two completed fiscal years), to which we were a party or will be a party, in which the amounts involved exceeded or will exceed the lesser of $120,000 or 1% of the average of our total assets at year end for the last two completed fiscal years; and any of our directors, executive officers, or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest. Compensation arrangements, including employment agreements, for our directors and named executive officers are described elsewhere in “Executive Compensation — Agreements with Executive Officers”

Consulting Agreements

The Company had a consulting agreement beginning on June 20, 2013 with Joseph Segelman, its President and CEO and a director of the Company, under which he was to be compensated at $120,000 per annum and the agreement was to continue unless and until terminated at any time by either the Company or Mr. Segelman giving two month notice in writing. The Company accrued deferred compensation totaling $287,194 and $64,000 as of December 31, 2014 and 2013, respectively, with respect to this agreement. Such consulting agreement was terminated by mutual agreement of the parties as of March 31, 2015 and superseded by the employment agreement described in “Executive Compensation — Agreements with Executive Officers”.

The Company had a consulting agreement beginning June 20, 2013 with Chaya Segelman, its Secretary and a director of the Company, under which she was to be compensated at $60,000 per annum and agreement was to continue unless and until terminated at any time by either the Company or Mrs. Segelman giving two month notice in writing. The Company accrued deferred compensation totaling $92,000 and $32,000 as of December 31, 2014 and 2013, respectively, with respect to this agreement. Such consulting agreement was terminated by mutual agreement of the parties as of March 31, 2015 and superseded by the employment agreement described in “Executive Compensation — Agreements with Executive Officers”.

Joseph and Chaya Segelman are married to one another.

Loan Agreement

The Company has borrowed funds from Josesph Segelman, its President and CEO and a director of the Company, for working capital purposes from time to time. The Company has recorded the principal balance due of $83,641 and $35,641 under Advance From Shareholder in the Balance Sheets included in this registration statement at December 31, 2014 and 2013, respectively. The Company received advances of $48,000 and $35,641 and made no repayments for the year ended December 31, 2014 and for the period May 31, 2013 (date of inception) through December 31, 2013. Advances are non-interest bearing and due on demand.

Stock Issuances to Officers and Directors

On December 31, 2014, the Company issued 27,500,000 shares of its Common Stock to officers and directors of the Company (or their affiliates) for consideration valued by the Board of Directors at $0.005 per share as part of the assignment of assets and liabilities from the successor company.. The issuance was an isolated transaction not involving a public offering pursuant to Section 4(2) of the Securities Act of 1933.

Indemnification Agreements

We have entered or intend to enter into indemnification agreements with each of our directors and executive officers. These agreements, among other things, will require us to indemnify each individual to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the individual in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director, officer or other employee.

Policies and Procedures for Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions with our executive officer(s), Director(s) and significant stockholders. We rely on our board to review related party transactions on an ongoing basis to prevent conflicts of interest. Our board reviews a transaction in light of the affiliations of the director, officer or employee and the affiliations of such person’s immediate family. Transactions are presented to our board for approval before they are entered into or, if this is not possible, for ratification after the transaction has occurred. If our board finds that a conflict of interest exists, then it will determine the appropriate remedial action, if any. Our board approves or ratifies a transaction if it determines that the transaction is consistent with the best interests of the Company. We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional Directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Established Public Market for Our Common Stock

There is no established public market for our common stock, and a public market may never develop. While we plan to find a market maker to file an application to include our common stock on the OTC Bulletin Board (“OTCBB”) operated by FINRA (Financial Industry Regulatory Authority) and/or OTCQB operated by the OTC Markets Group, Inc. using the trading symbol “RSAP”, such efforts may not be successful and our shares may never be quoted and owners of our common stock may not have a market in which to sell the shares. Also, no estimate may be given as to the time that this application process will require. Even if our common stock were quoted in a market, there may never be substantial activity in such market. If there is substantial activity, such activity may not be maintained, and no prediction can be made as to what prices may prevail in such market.

If we become able to have our shares of common stock quoted on the OTCQB and/or OTCBB, we will then try, through a broker-dealer and its’ clearing firm, to become eligible with the DTC to permit our shares to be traded electronically. If an issuer is not “DTC-eligible,” its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTCQB and OTCBB), means that shares of an issuer will not be able to be traded (technically the shares can be traded manually between accounts, but this may take days and is not a realistic option for issuers relying on broker-dealers for stock transactions - like all the companies on the OTCQB and OTCBB). What this boils down to is that while DTC-eligibility is not a requirement to trade on the OTCBB, it is however a necessity to efficiently process trades on the OTCQB or OTCBB if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it may take.

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in any “penny stock”. Rule 3a51-1 of the Exchange Act establishes the definition of a “penny stock,” for purposes relevant to us, as any equity security that has a minimum bid price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person’s account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased. Classification of our shares as a penny stock makes it more difficult for a broker or dealer to sell the stock into a secondary market, which will make it more difficult for you to sell your shares and liquidate your investment. See “Plan of Distribution — Section 15(g) of the Exchange Act/Penny Stock Rules”.

Rule 144

Based on the number of shares outstanding as of the date of this prospectus, upon the closing of this offering, 40,195,000 shares of our common stock will be outstanding, assuming the sale of the maximum number of shares being offered by us pursuant to this prospectus. Of the outstanding shares, all of the shares offered by us and the selling stockholders pursuant to this prospectus will be freely tradable, except that any shares held by our affiliates, as that term is defined in Rule 144 under the Securities Act, may only be sold in compliance with the limitations that are described below. The remaining outstanding shares of our common stock will be deemed “restricted securities” as defined in Rule 144. Restricted securities may be sold in the public market only if they are registered or if they qualify for an exemption from registration under Rule 144 under the Securities Act, which rules are summarized below.

In general, a person who has beneficially owned restricted shares of our common stock for at least six months would be entitled to sell their securities under Rule 144 provided that: (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the 90 days preceding a sale; and (ii) we are subject to the periodic reporting requirements of the Exchange Act, for at least 90 days before the sale. Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or any time during the 90 days preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

•      l% of the number of shares of our common stock outstanding after this offering, which will equal approximately 401.950 shares immediately after the closing of this offering, based on the number of common stock outstanding as of the date of this prospectus and assuming the sale of all 10,000,000 shares being offered by the Company pursuant to this propsectus; or

•      the average weekly trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale (this condition is not currently available to the Company because its securities do not trade on a recognized exchange);

provided, in each case, that we are subject to the periodic reporting requirements the Exchange Act for at least 90 days before the sale. Such sales both by affiliates and by non-affiliates must also comply with the manner of sale, availability of current public information, and notice provisions of Rule 144.

Based on the number of shares outstanding as of the date of this prospectus, upon the closing of this offering a total of 15,000,000 shares of our common stock would be available for resale to the public pursuant to Rule 144, subject to the requirements and restrictions of Rule 144 described above.

Effect of Future Sales of Shares on Prevailing Market Price

No prediction can be made as to the effect, if any, that future sales of shares or the availability of shares for future sale will have on the market price prevailing from time to time. Sales of substantial amounts of our common shares, or the perception that such sales could occur, may adversely affect prevailing market prices of the common shares.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1, together with all amendments and exhibits, with the SEC. This Prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits. With respect to references made in this prospectus to any of our contracts or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contracts or documents. You may read and copy any document that we file at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our filings and the registration statement can also be reviewed by accessing the SEC’s website at http://www.sec.gov.

Reign Sapphire Corporation

Financial Statements

As of and for the Three Months Ended March 31, 2015 and 2014 (unaudited), for the Year Ended December 31, 2014 and for the Period May 31, 2013 (Inception) Through December 31, 2013.

Reign Sapphire Corporation

Index to Financial Statements

CONTENTS

Page
Report of Independent Registered Public Accounting Firm	F-3

Balance Sheets as of March 31, 2015 (unaudited), December 31, 2014 and 2013	F-4

Statements of Operations for the three months ended March 31, 2015 and 2014 (unaudited), for the year ended December 31, 2014 and for the period from May 31, 2013 (inception) to December 31, 2013	F-5

Statements of Changes in Stockholders’ Equity for the year ended December 31, 2014 and for the period from May 31, 2013 (inception) to December 31, 2013	F-6

Statements of Cash Flows for the three months ended March 31, 2015 and 2014 (unaudited), for the year ended December 31, 2014 and for the period from May 31, 2013 (inception) to December 31, 2013	F-7

Notes to Financial Statements	F-8

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders
Reign Sapphire Corporation

We have audited the accompanying balance sheets of Reign Sapphire Corporation as of December 31, 2014 and 2013, and the related statements of operations, changes in stockholders’ equity, and cash flows for the year ended December 31, 2014 and the period May 31, 2013 (Inception) through December 31, 2013. These financial statements are the responsibility of the entity’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. An audit includes consideration of internal controls over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Reign Sapphire Corporation as of December 31, 2014 and 2013, and the results of its operations and its cash flows for the year ended December 31, 2014 and the period May 31, 2013 (Inception) through December 31, 2013 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the entity will continue as a going concern. As discussed in Note 2 to the financial statements, the entity had an accumulated deficit, net losses, no significant revenue earned since inception, and a lack of operational history that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Hartley Moore Accountancy Corporation

Hartley Moore Accountancy Corporation

Irvine, California

May 26, 2015

REIGN SAPPHIRE CORPORATION
BALANCE SHEETS

	March 31, 2015	December 31, 2014	December 31, 2013
	(unaudited)
ASSETS
Current assets:
Cash	$88	$95	$—
Accounts receivable	20,199	9,431	8,410
Inventory	419,508	422,509	147,758
Prepaid expenses	34,801	51,768	—
Total current assets	474,596	483,803	156,168

Computer equipment, net	3,177	3,465	—
Deferred offering costs	150,000	75,000	—
Total assets	$627,773	$562,268	$156,168

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,000	$—	$—
Accounts payable – related party	185,498	103,194	—
Accrued compensation – related party	321,000	276,000	96,000
Advance from shareholder	83,641	83,641	35,641
Total current liabilities	595,139	462,835	131,641
Total liabilities	595,139	462,835	131,641

Commitments and contingencies

Stockholders’ equity
Preferred stock, $0.0001 par value, 10,000,000 shares authorized, no shares issued and outstanding at March 31, 2015, December 31, 2014 and 2013, respectively	—	—	—
Common stock, $0.0001 par value, 100,000,000 shares authorized; 30,195,000, 29,855,000 and 27,845,000 shares issued and outstanding at March 31, 2015, December 31, 2014 and 2013, respectively	3,019	2,985	2,785
Additional paid-in-capital	813,681	728,715	266,465
Accumulated deficit	(784,066)	(632,267)	(244,723)
Total stockholders’ equity	32,634	99,433	24,527
Total liabilities and stockholders’ equity	$627,773	$562,268	$156,168

See accompanying notes to financial statements

REIGN SAPPHIRE CORPORATION
STATEMENTS OF OPERATIONS

	For the Three Months Ended March 31, 2015	For the Three Months Ended March 31, 2014	For the Year Ended December 31, 2014	From Inception (May 31, 2013) through December 31, 2013
	(unaudited)	(unaudited)
Revenues	$10,768	$7,618	$43,153	$8,410

Cost of Sales	3,001	2,469	25,249	2,242

Gross Profit	7,767	5,149	17,904	6,168

Operating expenses:
Marketing expenses	22,953	—	5,567	—
General and administrative	136,613	83,787	399,881	250,891
Total operating expenses	159,566	83,787	405,448	250,891
Loss from operations	(151,799)	(78,638)	(387,544)	(244,723)

Loss before income taxes	(151,799)	(78,638)	(387,544)	(244,723)
Income taxes	—	—	—	—

Net loss	$(151,799)	$(78,638)	$(387,544)	$(244,723)

Net loss per share, basic and diluted	$(0.01)	$(0.00)	$(0.01)	$(0.01)

Weighted average number of shares outstanding Basic and diluted	29,981,033	27,845,000	27,951,849	18,086,995

See accompanying notes to financial statements

REIGN SAPPHIRE CORPORATION
STATEMENTS OF CHANGE IN STOCKHOLDERS’ EQUITY

			Additional		Total
	Common Stock		Paid in	Accumulated	Stockholders’
	Shares	Amount	Capital	Deficit	Equity
Inception (May 31, 2013)	—	$—	$—	$—	$—
Founder’s shares	11,844,750	1,185	(1,185)	—	—
Estimated fair market value of stock issued to founders for services	250	—	250	—	250
Shares issued to founders for cash	1,000,000	100	118,900	—	119,000
Estimated fair market value of stock issued to founders for inventory	15,000,000	1,500	148,500	—	150,000
Net loss	—	—	—	(244,723)	(244,723)
Balance as of December 31, 2013	27,845,000	$2,785	$266,465	$(244,723)	$24,527
Estimated fair market value of stock issued for services	110,000	10	23,040	—	23,050
Stock issued to third parties for future services	400,000	40	64,360	—	64,400
Stock issued for deferred offering costs	300,000	30	74,970	—	75,000
Estimated fair market value of stock issued to third party for inventory	1,200,000	120	299,880	—	300,000
Net loss	—	—	—	(387,544)	(387,544)
Balance as of December 31, 2014	29,855,000	$2,985	$728,715	$(632,267)	$99,433

See accompanying notes to financial statements

REIGN SAPPHIRE CORPORATION
STATEMENTS OF CASH FLOWS

	For the Three Months Ended March 31, 2015	For the Three Months Ended March 31, 2014	For the Year Ended December 31, 2014	From Inception (May 31, 2013) through December 31, 2013
	(unaudited)	(unaudited)
Cash flows from operating activities:
Net loss	$(151,799)	$(78,638)	$(387,544)	$(244,723)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation expense	288	—	—	—
Amortization of stock issued for future services	16,100	—	16,100	—
Estimated fair market value of stock issued for services	10,000	—	23,050	250
Changes in operating assets and liabilities:
Accounts receivable	(10,768)	(7,617)	(1,021)	(8,410)
Inventory	3,001	2,468	25,249	2,242
Prepaid expenses	867	—	(3,468)	—
Accounts payable	5,000	—	—	—
Accounts payable – related party	82,304	38,737	103,194	—
Accrued compensation – related party	45,000	45,000	180,000	96,000
Net cash used in operating activities	(7)	—	(44,440)	(154,641)

Cash flows from investing activities:
Purchases of computer equipment	—	—	(3,465)	—
Net cash used in investing activities	—	—	(3,465)	—

Cash flows from financing activities:
Advance from shareholder	—	—	48,000	35,641
Shares sold for cash	—	—	—	119,000
Net cash provided by financing activities	—	—	48,000	154,641

Net increase (decrease) in cash and cash equivalents	(7)	—	95	—

Cash at beginning of period	95	—	—	—
Cash at end of period	$88	$—	$95	$—

Non-cash investing and financing activities:
Stock issued to third party in exchange for inventory	$—	$—	$300,000	$—
Stock issued for deferred offering costs	$75,000	$—	$75,000	$—
Stock issued to third parties for future services	$—	$—	$64,400	$—
Stock issued to founder in exchange for inventory	$—	$—	$—	$150,000

See accompanying notes to financial statements

REIGN SAPPHIRE CORPORATION
Notes to Financial Statements

NOTE 1 – ORGANIZATION AND PRINCIPAL ACTIVITIES

Corporate History and Background

Reign Sapphire Corporation (the “Company”) was established on December 15, 2014 in the State of Delaware with operations in the United States, Australia, and Asia. The Company is a fine jewelry company and its business will vertically integrate from the mine’s gate to the retail supply chain from processing rough Australian sapphires and gem cutting to manufacturing fine jewelry including rings, pendants, bracelets, and cuff links using a variety of metals and finishes.

The Company’s marketing initiatives will focus on: (1) Business-to-Consumer (“B2C”) marketing to attract customers to the website, (2) Business-to-Business (“B2B”) marketing and sales efforts, which will include partnerships with distribution partners, to high-end fashion retailers, and eventually (3) building a strong retail presence to market the products directly to consumers on a retail level. The Company will initially focus marketing efforts in the U.S. and upon encountering significant success in the U.S. with online, wholesale, and retail sales, the Company will expand its marketing efforts to include Europe and the Middle East.

The Company started as UWI Holdings Corporation (previously known as Australian Sapphire Corporation) (“UWI”) and was established on May 31, 2013 in the Province of New Brunswick, Canada. On December 31, 2014, UWI entered into an Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations with Reign Sapphire Corporation (“Reign”), pursuant to which UWI transferred all of its net assets to Reign. The sole shareholder of UWI along with his spouse retained 100% ownership of Reign and were issued 27,845,000 of Reign common shares in exchange for the 16,000,250 outstanding shares of UWI. There was no significant tax consequence to this exchange. As a result, Reign is considered to be the continuation of the predecessor UWI. All historical financial information prior to the reorganization is that of UWI.

Prior to the reorganization, the Company was authorized to issue 50,000,000 shares of common stock and 5,000,000 shares of preferred stock. On May 8, 2015, the Company’s articles of incorporation were amended to increase the authorized common shares to 100,000,000 and preferred shares to 10,000,000.

For share and earnings per share information, the Company has retroactively restated per share and the outstanding shares for weighted average shares used in the basic and diluted earnings per share calculations for all periods presented, as a result of the reorganizations.

The Company has begun its planned principal operations, and accordingly, the Company has prepared its financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

NOTE 2 – BASIS OF PRESENTATION

Reporting Currency

The financial statements are presented in United States dollars (“USD).

The interim unaudited financial statements as of March 31, 2015, and for the three months ended March 31, 2015 and 2014 have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information on the same basis as the annual financial statements and in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the Company’s financial position, results of operations and cash flows for the periods shown. The results of operations for such periods are not necessarily indicative of the results expected for a full year or for any future period. They do not include all of the information and footnotes required by GAAP for complete financial statements. Therefore, these financial statements should be read in conjunction with the Company’s audited financial statements and notes thereto for the year ended December 31, 2014 here within.

Segment Information

The Company operates in one segment in accordance with accounting guidance Financial Accounting Standards Board (“FASB”) ASC Topic 280, Segment Reporting. Our Chief Executive Officer has been identified as the chief operating decision maker as defined by FASB ASC Topic 280.

REIGN SAPPHIRE CORPORATION
Notes to Financial Statements

NOTE 2 – BASIS OF PRESENTATION (cont’d)

Description of Business

Fiscal year end

The Company’s fiscal year end is December 31.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. The Company had an accumulated deficit of approximately $784,000, $632,000 and $245,000 at March 31, 2015, December 31, 2014 and 2013, respectively, had a net loss of approximately $152,000, $79,000, $388,000 and $245,000 for the three months ended March 31, 2015 and 2014, for the year ended December 31, 2014, and for the period May 31, 2013 (date of inception) through December 31, 2013, respectively, and net cash used in operating activities of approximately $0, $0, $44,000 and $155,000 for the three months ended March 31, 2015 and 2014, for the year ended December 31, 2014, and for the period May 31, 2013 (date of inception) through December 31, 2013, respectively, with limited revenue earned since inception, and a lack of operational history. These matters raise substantial doubt about our ability to continue as a going concern.

While the Company is attempting to expand operations and increase revenues, the Company’s cash position may not be significant enough to support the Company’s daily operations. Management intends to raise additional funds by way of a public or private offering. Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern. While the Company believes in the viability of its strategy to generate revenues and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate revenues.

The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of the Company is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity. These accounting policies conform to GAAP and have been consistently applied in the preparation of the financial statements.

Use of Estimates

The preparation of these financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements and the reported amounts of net sales and expenses during the reported periods. Actual results may differ from those estimates and such differences may be material to the financial statements. The more significant estimates and assumptions by management include among others: inventory valuation and common stock valuation. The current economic environment has increased the degree of uncertainty inherent in these estimates and assumptions.

Comprehensive Income

The Company reports comprehensive income in accordance with FASB ASC Topic 220 “Comprehensive Income,” which established standards for reporting and displaying comprehensive income and its components in a financial statement that is displayed with the same prominence as other financial statements.

REIGN SAPPHIRE CORPORATION
Notes to Financial Statements

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont’d)

Total comprehensive income is defined as all changes in stockholders’ equity during a period, other than those resulting from investments by and distributions to stockholders (i.e., issuance of equity securities and dividends). Generally, for the Company, total comprehensive income (loss) equals net income (loss) plus or minus adjustments for currency translation. As of March 31, 2015 and 2014, December 31, 2014 and 2013, the Company has no items other than net loss affecting comprehensive loss.

Foreign Currency - Functional and Presentation Currency

The functional currency represents the currency of the primary economic environment in which the entity operates. Management has determined the functional currency of the Company to be the USD, as sales prices and major costs of operating expenses are primarily influenced by fluctuations in the USD.

The results of transactions in foreign currency are remeasured into the functional currency at the average rate of exchange during the reporting period. Aggregate net foreign currency remeasurements included in general and administrative expenses in the accompanying statements of operations was a loss of approximately $0, $0, $266 and $2,800 for the three months ended March 31, 2015 and 2014, for the year ended December 31, 2014 and for the period May 31, 2013 (date of inception) through December 31, 2013, respectively.

Assets and liabilities denominated in foreign currencies at the balance sheet date are translated into the Company’s reporting currency of USD at the exchange rates prevailing at the balance sheet date. All translation adjustments resulting from the translation of the financial statements into the reporting currency at USD are dealt with as a separate component within stockholders’ equity. The Company had no translation adjustments for the three months ended March 31, 2015 and 2014, for the year ended December 31, 2014 or the period May 31, 2013 (date of inception) through December 31, 2013.

As of March 31, 2015 and 2014, December 31, 2014 and 2013, the exchange rate was AUD 1.3002, 1.0809, 1.2258 and 1.1268 per USD, respectively. The average exchange rate for the three months ended March 31, 2015 and 2014, for the year ended December 31, 2014 and for the period May 31, 2013 (date of inception) through December 31, 2013 was AUD 1.2699, 1.1160, 1.1094 and 1.0815, respectively.

Revenue Recognition

The Company recognizes revenues in accordance with FASB ASC Topic 605, “Revenue Recognition”, and with the guidelines of the Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin (“SAB”) No. 104 “Revenue Recognition”.

Under SAB 104, four conditions must be met before revenue can be recognized: (i) there is persuasive evidence that an arrangement exists, (ii) delivery has occurred or service has been rendered, (iii) the price is fixed or determinable, and (iv) collection is reasonably assured.

The Company recognizes revenue from product sales when the product is shipped, provided that collection of the resulting receivable is reasonably assured. Credit is granted generally for terms of 7 to 90 days, based on credit evaluations.

The Company has a no return policy. We are currently evaluating our return policy to be more in line with industry standards.

Accounts Receivable

The Company records trade receivables when revenue is recognized. When appropriate, the Company will record an allowance for doubtful accounts, which is primarily determined by review of specific trade receivables. Those accounts that are doubtful of collection are included in the allowance. These provisions are reviewed to determine the adequacy of the allowance for doubtful accounts. Trade receivables are charged off when there is certainty as to their being uncollectible. Trade receivables are considered delinquent when payment has not been made within contract terms. At March 31, 2015, December 31, 2014 and 2013, the Company had no allowance for doubtful accounts. For the three months ended March 31, 2015 and 2014, for the year ended December 31, 2014 and the period May 31, 2013 (date of inception) through December 31, 2013, there were no accounts written-off.

REIGN SAPPHIRE CORPORATION
Notes to Financial Statements

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont’d)

Inventories

Inventories are stated at the lower of cost or market on an average cost basis. Inventory consists of sapphire jewels that meet rigorous grading criteria and are of cuts and sizes most commonly used in the jewelry industry. As of March 31, 2015, December 31, 2014 and 2013, the Company carried only loose sapphire jewels, and the carrying value of these jewels is included in the jewelry valuation (see Note 4). Loose sapphire jewels do not degrade in quality over time and are not subject to fashion trends. In view of the foregoing factors, the Company has concluded that no excess or obsolete loose jewel inventory reserve requirements existed as of March 31, 2015, December 31, 2014 and 2013.

Computer Equipment

Computer equipment is stated at cost. Depreciation is computed over the estimated useful lives of the related asset type using the straight-line method for financial statement purposes. Maintenance and repairs are expensed as incurred and the costs of additions and betterments that increase the useful lives of the assets are capitalized. When equipment is disposed, the cost and related accumulated depreciation and amortization are removed from the accounts and any gain or loss is included in other income or expenses.

The estimated useful lives of computer equipment are as follows:

Computer equipment	3 years

Long-Lived Assets

The Company’s long-lived assets consisted of equipment and are reviewed for impairment in accordance with the guidance of FASB ASC Topic, 360, Property, Plant and Equipment, and FASB ASC Topic 205, Presentation of Financial Statements. The Company tests for impairment losses on long-lived assets used in operations whenever events or changes in circumstances indicate the carrying amount of the asset may not be recoverable. Recoverability of an asset to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying value of the asset exceeds its fair value. Impairment evaluations involve management’s estimates on asset useful lives and future cash flows. Actual useful lives and cash flows could be different from those estimated by management which could have a material effect on our reporting results and financial positions. Fair value is determined through various valuation techniques including discounted cash flow models, quoted market values and third-party independent appraisals, as considered necessary. Through March 31, 2015, the Company had not experienced impairment losses on its long-lived assets. However, there can be no assurances that the demand for the Company’s products and services will continue, which could result in an impairment of long-lived assets in the future.

Related Parties

A party is considered to be related to the Company if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

Deferred Offering Costs

Deferred offering costs, which primarily consist of direct, incremental banking, legal and accounting fees relating to the initial public offering (“IPO”), are capitalized within long-term assets. The deferred issuance costs will be offset against IPO proceeds upon the consummation of the offering. In the event the offering is terminated, deferred offering costs will be expensed. For the

REIGN SAPPHIRE CORPORATION
Notes to Financial Statements

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont’d)

three months ended March 31, 2015 and 2014, and for the year ended December 31, 2014 and for the period May 31, 2013 (date of inception) through December 31, 2013, the Company has recorded deferred offering costs related to a consultant totaling $150,000, $0, $75,000 and $0, respectively.

Income Taxes

The Company accounts for income taxes under an asset and liability approach. This process involves calculating the temporary and permanent differences between the carrying amounts of the assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The temporary differences result in deferred tax assets and liabilities, which would be recorded on the Company’s balance sheets in accordance with ASC 740, which established financial accounting and reporting standards for the effect of income taxes. The Company must assess the likelihood that its deferred tax assets will be recovered from future taxable income and, to the extent the Company believes that recovery is not likely, the Company must establish a valuation allowance. Changes in the Company’s valuation allowance in a period are recorded through the income tax provision on the statements of operations.

From the date of its inception the Company adopted ASC 740-10-30. ASC 740-10 clarifies the accounting for uncertainty in income taxes recognized in an entity’s financial statements and prescribes a recognition threshold and measurement attributes for financial statement disclosure of tax positions taken or expected to be taken on a tax return. Under ASC 740-10, the impact of an uncertain income tax position on the income tax return must be recognized at the largest amount that is more-likely-than-not to be sustained upon audit by the relevant taxing authority. An uncertain income tax position will not be recognized if it has less than a 50% likelihood of being sustained. Additionally, ASC 740-10 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. As a result of the implementation of ASC 740-10, the Company recognized no material adjustment in the liability for unrecognized income tax benefits.

Advertising Costs

Advertising expenses are recorded as general and administrative expenses when they are incurred. There was no advertising expense for the three months ended March 31, 2015 and 2014, for the year ended December 31, 2014 and for the period May 31, 2013 (date of inception) through December 31, 2013.

Stock Based Compensation

Issuances of the Company’s common stock or warrants for acquiring goods or services are measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. The measurement date for the fair value of the equity instruments issued to consultants or vendors is determined at the earlier of (i) the date at which a commitment for performance to earn the equity instruments is reached (a “performance commitment” which would include a penalty considered to be of a magnitude that is a sufficiently large disincentive for nonperformance) or (ii) the date at which performance is complete. However, situations may arise in which counter performance may be required over a period of time but the equity award granted to the party performing the service is fully vested and non-forfeitable on the date of the agreement. As a result, in this situation in which vesting periods do not exist as the instruments fully vested on the date of agreement, the Company determines such date to be the measurement date and will record the estimated fair market value of the instruments granted as a prepaid expense and amortize such amount to general and administrative expense in the accompanying statement of operations over the contract period. When it is appropriate for the Company to recognize the cost of a transaction during financial reporting periods prior to the measurement date, for purposes of recognition of costs during those periods, the equity instrument is measured at the then-current fair values at each of those interim financial reporting dates.

For purposes of determining the variables used in the calculation of stock compensation expense under the provisions of FASB ASC Topic 505, “Equity” and FASB ASC Topic 718, “Compensation — Stock Compensation,” we perform an analysis of current market data and historical Company data to calculate an estimate of implied volatility, the expected term of the option and the expected forfeiture rate. With the exception of the expected forfeiture rate, which is not an input, we use these estimates as variables in the Black-Scholes option pricing model. Depending upon the number of stock options granted, any fluctuations in these calculations could have a material effect on the results presented in our statements of operations and comprehensive income. In addition, any differences between estimated forfeitures and actual forfeitures could also have a material impact on our financial statements. For the three months ended March 31, 2015 and 2014, for the year ended December 31, 2014, and for the period May 31, 2013 (date of inception) through December 31, 2013, the Company had no stock based compensation.

REIGN SAPPHIRE CORPORATION
Notes to Financial Statements

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont’d)

Non-Cash Equity Transactions

Shares of equity instruments issued for non-cash consideration are recorded at the fair value of the consideration received based on the market value of services to be rendered, or at the value of the stock given, considered in reference to contemporaneous cash sale of stock.

Fair Value of Financial Instruments

The Company applies the provisions of accounting guidance, FASB Topic ASC 825 that requires all entities to disclose the fair value of financial instruments, both assets and liabilities recognized and not recognized on the balance sheet, for which it is practicable to estimate fair value, and defines fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. As of March 31, 2015, December 31, 2014 and 2013, the fair value of cash, accounts receivable, accounts payable and accrued expenses approximated carrying value due to the short maturity of the instruments, quoted market prices or interest rates which fluctuate with market rates.

Fair Value Measurements

The FASB ASC Topic 820, Fair Value Measurements and Disclosures, clarifies the definition of fair value for financial reporting, establishes a framework for measuring fair value and requires additional disclosures about the use of fair value measurements.

The inputs or methodologies used for valuing securities are not necessarily an indication of the risk associated with investing in these securities. These inputs are summarized in the three broad levels listed below.

•      Level 1 – observable market inputs that are unadjusted quoted prices for identical assets or liabilities in active markets.

•      Level 2 – other significant observable inputs (including quoted prices for similar securities, interest rates, credit risk, etc.).

•      Level 3 – significant unobservable inputs (including the Company’s own assumptions in determining the fair value of investments).

The carrying value of financial assets and liabilities recorded at fair value is measured on a recurring or nonrecurring basis. Financial assets and liabilities measured on a non-recurring basis are those that are adjusted to fair value when a significant event occurs. The Company had no financial assets or liabilities carried and measured on a nonrecurring basis during the reporting periods. Financial assets and liabilities measured on a recurring basis are those that are adjusted to fair value each time a financial statement is prepared.

Concentrations, Risks, and Uncertainties

Business Risk

The Company is subject to the substantial business risks and uncertainties inherent to such an entity, including the potential risk of business failure.

A significant amount of the Company’s operations will be located in Australia and Asia. To date, the Company has generated limited revenues from operations. As the Company generates significant revenues from operations, geographic segment reporting will be provided. There can be no assurance that the Company will be able to successfully continue to manufacture its products and failure to do so would have a material adverse effect on the Company’s financial position, results of operations and cash flows. Also, the success of the Company’s operations is subject to numerous contingencies, some of which are beyond management’s control. These contingencies include general economic conditions, price of raw material, competition, governmental and political conditions, and changes in regulations. Because the Company is dependent on foreign trade in Australia and Asia, the Company is subject to various additional political, economic and other uncertainties. Among other risks, the Company’s operations will be subject to risk of restrictions on transfer of funds, domestic and international customs, changing taxation policies, foreign exchange restrictions, and political and governmental regulations.

REIGN SAPPHIRE CORPORATION
Notes to Financial Statements

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont’d)

The Company operates in Australia and Asia, which may give rise to significant foreign currency risks from fluctuations and the degree of volatility of foreign exchange rates between USD and the Australian currency AUD. The results of operations denominated in foreign currency are translated at the average rate of exchange during the reporting period. Aggregate net foreign currency transactions included in the income statement was immaterial for the three months ended March 31, 2015 and 2014, for the year ended December 31, 2014, and for the period May 31, 2013 (date of inception) through December 31, 2013.

Interest rate risk

Financial assets and liabilities do not have material interest rate risk.

Credit risk

The Company is exposed to credit risk from its cash in bank and accounts receivable. The credit risk on cash in banks is limited because the counterparties are recognized financial institutions.

The Company had one customer that accounted for 10% or more of total revenue, comprising 100.0% of total revenue, for the three months ended March 31, 2015 and 2014, and for the period May 31, 2013 (date of inception) through December 31, 2013, respectively, and 68.3% of total revenue for the year ended December 31, 2014. The Company had one customer that accounted for 10% or more of total accounts receivable at March 31, 2015 and 2014, and December 31, 2014 and 2013, comprising 100.0%, respectively, of total accounts receivable.

Foreign currency risk

The Company has transactions settled in AUD and British Pound. Thus, the Company has foreign currency risk exposure.

Recent Accounting Pronouncements

In August 2014, the FASB issued Accounting Standards Update (“ASU”) No. 2014-15, Presentation of Financial Statements — Going Concern (Subtopic 205-40) — Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern, which provides guidance regarding management’s responsibility to assess whether substantial doubt exists regarding the ability to continue as a going concern and to provide related footnote disclosures. In connection with preparing financial statements for each annual and interim reporting period, management should evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued (or within one year after the date that the financial statements are available to be issued when applicable). This ASU is effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. The Company does not expect that the adoption of this ASU to have a material effect on the Company’s financial position, operations, or cash flows.

In June 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-10, “Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation.” This ASU removes the definition of a development stage entity from the ASC, thereby removing the financial reporting distinction between development stage entities and other reporting entities from GAAP. In addition, the ASU eliminates the requirements for development stage entities to (1) present inception-to-date information in the statements of operations, cash flows, and stockholders’ equity, (2) label the financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage. In addition, ASU 2014-10 requires an entity that has not commenced principal operations to provide disclosures about the risks and uncertainties related to the activities in which the entity is currently engaged and an understanding of what those activities are being directed toward. This ASU is effective for annual reporting periods beginning after December 15, 2014, and interim periods therein. Early adoption is permitted. We have elected to adopt this ASU and its adoption resulted in the removal of previously required development stage disclosures. Adoption of this ASU did not impact our financial position, operations or cash flows.

REIGN SAPPHIRE CORPORATION
Notes to Financial Statements

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont’d)

In May 2014, the FASB issued ASU 2014-09, which will update Codification topic: Revenue from Contracts with Customers. The principle of ASU 2014-09 is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which entity expects to be entitled in exchange for those goods or services. The guidance in ASU 2014-09 is effective for public entities for annual reporting periods beginning after December 15, 2017, including interim periods therein. Management is currently evaluating the impact ASU 2014-09 will have on our financial position, results of operations and cash flows.

In April 2015, the FASB issued ASU 2015-03, “Interest — Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs”. This standard update requires an entity to present debt issuance costs on the balance sheet as a direct deduction from the related debt liability as opposed to an asset. Amortization of the costs will continue to be reported as interest expense. The update is effective for annual reporting periods (including interim reporting periods within those periods) beginning after December 15, 2015. Early adoption is permitted for financial statements that have not been previously issued, and the new guidance would be applied retrospectively to all prior periods presented. Adoption of this ASU is not expected to have a material effect on our financial position, operations or cash flows.

NOTE 4 – INVENTORY

On December 30, 2014, the Company purchased 1,000 carats of loose sapphire jewels with an estimated fair market value of $300,000 from an unrelated third party for 1,200,000 of the Company’s restricted common shares (see Note 7). In order to determine the estimated fair value, the sapphires were examined on a lot basis for cut, clarity, and approximate carats of the sapphires.

On August 15, 2013, the founder of the Company contributed approximately 750 carats of loose sapphire jewels at a historical cost of $150,000 (which approximated fair market value) for 15,000,000 of the Company’s restricted common shares (see Note 7). In order to determine the estimated fair value, the sapphires were examined on a lot basis for cut, clarity, and approximate carats of the sapphires.

The Company appraises its inventory on an annual basis to determine if the estimated fair value is greater or less than cost. The estimated fair value is subject to significant change due to changes in popularity of cut, perceived grade of the clarity of the sapphires, the number, type and size of inclusions, the availability of other similar quality and size sapphires, and other factors. As a result, the appraised value of the sapphires could be significantly lower from the current estimated fair value. As of March 31, 2015, December 31, 2014 and 2013, the estimated fair market value approximated cost.

NOTE 5 – COMPUTER EQUIPMENT

Computer equipment consisted of the following:

	Estimated Life	As of March 31, 2015	As of December 31, 2014
		(unaudited)
Computer equipment	3 years	$3,465	$3,465
Accumulated depreciation		(288)	—
Total		$3,177	$3,465

For the three months ended March 31, 2015, the Company had depreciation expense of $288. The Company had no depreciation expense for the three months ended March 31, 2014, and for the years ended December 31, 2014 and 2013, as the computer equipment was placed in service in December 2014.

NOTE 6 – ADVANCE FROM SHAREHOLDER

The Company borrows funds from the Company’s Director for working capital purposes from time to time. The Company has recorded the principal balance due of $83,641, $83,641 and $35,641 under Advance From Shareholder in the accompanying Balance Sheets at March 31, 2015, December 31, 2014 and 2013, respectively. The Company received advances of $0, $0, $48,000 and $35,641 and made no repayments for the three months ended March 31, 2015 and 2014, for the year ended December 31, 2014, and for the period May 31, 2013 (date of inception) through December 31, 2013. Advances are non-interest bearing and due on demand.

REIGN SAPPHIRE CORPORATION
Notes to Financial Statements

NOTE 7 – stock transactionS

The Company started as UWI (previously known as Australian Sapphire Corporation) and was established on May 31, 2013 in the Province of New Brunswick, Canada. On December 31, 2014, UWI entered into an Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations with Reign, pursuant to which UWI transferred all of its net assets to Reign. The sole shareholder of UWI along with his spouse retained 100% ownership of Reign and were issued 27,845,000 of Reign common shares in exchange for the 16,000,250 outstanding shares of UWI. There was no significant tax consequence to this exchange. As a result, Reign is considered to be the continuation of the predecessor UWI. All historical financial information prior to the reorganization is that of UWI.

Prior to the reorganization, the Company’s articles of incorporation was authorized to issue 50,000,000 shares of common stock, each having a par value of $0.0001, with each share of common stock entitled to one vote for all matters on which a shareholder vote is required or requested. The Corporation was also authorized to issue 5,000,000 shares of Preferred Stock, each having a par value of $0.0001. On May 8, 2015, the Company’s articles of incorporation were amended to increase the authorized common shares to 100,000,000 and preferred shares to 10,000,000.

For share and earnings per share information, the Company has retroactively restated per share and the outstanding shares for weighted average shares used in the basic and diluted earnings per share calculations for all periods presented, as a result of the reorganizations.

The Company’s Board of Directors are authorized to provide for the issue of any and all of the unissued and undesignated shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each series, such voting powers, full or limited, or no voting powers, and such designation, preferences, and relative, participating, optional, or other rights and qualifications, limitations, or restrictions thereof, as shall be stated an expressed in the resolution adopted by the Board of Directors providing for the issuance of such shares and as may be permitted by the Delaware General Corporation Law.

In February and March 2015, the Company issued an aggregate of 300,000 shares of restricted common stock, valued at $75,000 (based on the estimated fair value of the stock on the date of grant) for legal services associated with the Company’s initial public offering. The Company has recorded the $75,000 as Deferred Offering Costs in the accompanying Balance Sheet at March 31, 2015.

In February 2015, the Company issued 40,000 shares of restricted common stock, valued at $10,000 (based on the estimated fair value of the stock on the date of grant) to outside consultants for services rendered.

On December 30, 2014, the Company issued 1,200,000 restricted common shares to an unrelated third party for the purchase of inventory with an estimated fair market value of $300,000. The Company valued the shares based on the estimated fair market value of the inventory, which was more readily determinable than the fair value of the stock.

In fiscal year 2014, the Company issued 110,000 shares of restricted common stock, valued at $23,050 (based on the estimated fair value of the stock on the date of grant) to outside consultants for services rendered.

In fiscal year 2014, the Company issued 400,000 shares of restricted common stock, valued at $64,400 (based on the estimated fair value of the stock on the date of grant) to outside consultants for services to be rendered, recorded within prepaid expense in the Balance Sheets, and are amortizing the amount to expense over the period of performance. The Company recognized expense of $16,100 for the three months ended March 31, 2015 and for the year ended December 31, 2014, respectively, within general and administrative expenses in the accompanying Statement of Operations.

On December 31, 2014, the Company issued 300,000 shares of restricted common stock, valued at $75,000 (based on the estimated fair value of the stock on the date of grant) for legal services associated with the Company’s initial public offering. The Company has recorded the $75,000 as Deferred Offering Costs in the accompanying Balance Sheet at March 31, 2015 and December 31, 2014.

On August 15, 2013, the Company issued 15,000,000 restricted common shares for Director’s capital contribution at historical cost to inventory of $150,000. The Company valued the shares based on the estimated fair market value of the inventory, which was more readily determinable than the fair value of the stock.

On August 15, 2013, the Company issued 11,844,750 restricted common shares to founder’s, valued at $1,185 (based on the par value on the date of grant). The issuance was an isolated transaction not involving a public offering pursuant to Section 4(2) of the Securities Act of 1933.

REIGN SAPPHIRE CORPORATION
Notes to Financial Statements

NOTE 7 – stock transactionS (cont’d)

On July 18, 2013, the Company entered into a stock purchase agreement with the Director, under which the Company issued him 1,000,000 shares of restricted common stock, in exchange for $119,000.

On July18, 2013, the Company issued 250 shares of restricted common stock, valued at $250 (estimated by the Company to be $1.00 per share based on the value of the services) to an outside consultant for services rendered.

NOTE 8 – Related Party Transactions

Other than as set forth below, and as disclosed in Notes 4, 6, and 7, the Company has not entered into or been a participant in any transaction in which a related person had or will have a direct or indirect material interest.

The Company has a consulting agreement with its Chief Executive Officer and director (“CEO”) under which he is compensated $120,000 per annum. Beginning June 20, 2013, this contract shall continue unless and until terminated at any time by either the Company or CEO giving two month notice in writing. Deferred compensation totaling $214,000, $184,000 and $64,000 as of March 31, 2015, December 31, 2014 and 2013, respectively, is included in Accrued Compensation in the accompanying Balance Sheet. Such consulting agreement was terminated by mutual agreement as of May 1, 2015 and superseded by the employment agreement (see Note 12).

The Company has a consulting agreement with its secretary and director (“Secretary”) under which she is compensated $60,000 per annum. Beginning June 20, 2013, this contract shall continue unless and until terminated at any time by either the Company or Secretary giving two month notice in writing. Deferred compensation totaling $107,000, $92,000 and $32,000 as of March 31, 2015, December 31, 2014 and 2013, respectively, is included in Accrued Compensation in the accompanying Balance Sheet. The Secretary is the spouse of the CEO. Such consulting agreement was terminated by mutual agreement as of May 1, 2015 and superseded by the employment agreement (see Note 12).

Through March 31, 2015, the Company has not made any cash payments pursuant to these agreements.

The Company has accrued unpaid amounts related to business expenses paid by the CEO on behalf of the Company. Unpaid business expenses totaling $185,498, $103,194, and $0 as of March 31, 2015, December 31, 2014 and 2013, respectively, is included in Accounts Payable — Related Party in the accompanying Balance Sheet.

NOTE 9 – INCOME TAXES

At March 31, 2015, the Company has an a net operating loss carry forward for Federal and state income tax purposes totaling approximately $790,000 available to reduce future income which, if not utilized, will begin to expire in the year 2032. The Company has no income tax affect due to the recognition of a full valuation allowance on the expected tax benefits of future loss carry forwards based on uncertainty surrounding realization of such assets.

A reconciliation of the statutory income tax rates and the Company’s effective tax rate is as follows:

	For the Three Months Ended March 31, 2015	For the Three Months Ended March 31, 2014	For the Year Ended December 31, 2014	May 31, 2013 (inception) through December 31, 2013
	(unaudited)	(unaudited)
Statutory U.S. federal rate	34.0%	34.0%	34.0%	34.0%
State income tax, net of federal benefit	5.9%	5.9%	5.9%	5.9%
Permanent differences	(0.5)%	(0.4)%	(0.8)%	(0.4)%
Valuation allowance	(39.4)%	(39.5)%	(39.1)%	(39.5)%

Provision for income taxes	0.0%	0.0%	0.0%	0.0%

REIGN SAPPHIRE CORPORATION
Notes to Financial Statements

NOTE 9 – INCOME TAXES (cont’d)

The tax effects of the temporary differences and carry forwards that give rise to deferred tax assets consist of the following:

	March 31, 2015	December 31, 2014	December 31, 2013
	(unaudited)
Deferred tax assets:
Net operating loss carry forwards	$209,046	$183,185	$96,474
Stock based compensation	98,768	64,875	100
Valuation allowance	(307,814)	(248,060)	(96,574)

	$—	$—	$—

The Company’s major tax jurisdictions are the United States and California. All of the Company’s tax years will remain open three and four years for examination by the Federal and state tax authorities, respectively, from the date of utilization of the net operating loss. The Company does not have any tax audits pending.

NOTE 10 – EARNINGS PER SHARE

FASB ASC Topic 260, Earnings Per Share, requires a reconciliation of the numerator and denominator of the basic and diluted earnings (loss) per share (EPS) computations.

Basic earnings (loss) per share are computed by dividing net earnings available to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted earnings (loss) per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. In periods where losses are reported, the weighted-average number of common stock outstanding excludes common stock equivalents, because their inclusion would be anti-dilutive.

The total number of potential additional dilutive warrants outstanding for all periods presented was none since the Company had net losses for all periods presented and had no additional potential common shares that have an anti-dilutive effect.

The following table sets forth the computation of basic and diluted net income per share:

	For the Three Months Ended March 31, 2015	For the Three Months Ended March 31, 2014	For the Year Ended December 31, 2014	For the Period From May 31, 2013 (inception) through December 31, 2013
	(unaudited)	(unaudited)
Net loss attributable to the common stockholders	$(151,799)	$(78,638)	$(387,544)	$(244,723)

Basic weighted average outstanding shares of common stock	29,981,033	27,845,000	27,951,849	18,086,995

Dilutive effect of options and warrants	—	—	—	—
Diluted weighted average common stock and common stock equivalents	29,981,033	27,845,000	27,951,849	18,086,995

Earnings (loss) per share:
Basic and diluted	$(0.01)	$(0.00)	$(0.01)	$(0.01)

REIGN SAPPHIRE CORPORATION
Notes to Financial Statements

NOTE 11 – COMMITMENTS AND CONTINGENCIES

Operating Lease

The Company has month-to month leases for its headquarters and its sales and marketing office. The total rent is approximately $2,700 per month.

Rent expense was approximately $8,400, $7,600, $32,600 and $25,300 for the three months ended March 31, 2015 and 2014, and for the year ended December 31, 2014 and for the period May 31, 2013 (date of inception) through December 31, 2013, respectively.

Legal

The Company is not involved in any legal matters arising in the normal course of business. While incapable of estimation, in the opinion of the management, the individual regulatory and legal matters in which it might involve in the future are not expected to have a material adverse effect on the Company’s financial position, results of operations, or cash flows.

NOTE 12 – SUBSEQUENT EVENTS

On May 1, 2015 the board of directors and stockholders of the Company authorized the adoption and implementation of the Company’s 2015 Equity Incentive Plan (the “2015 Plan”). The principal purpose of the 2015 Plan is to attract, retain and motivate employees, officers, directors, consultants, agents, advisors and independent contractors of the Company and its related companies by providing them the opportunity to acquire a proprietary interest in the Company and to link their interests and efforts to the long-term interests of the Company’s stockholders. The material terms of the 2015 Plan are summarized in “Executive Compensation Plans and Other Benefit Plans” in this prospectus. Under the 2015 Plan, 10,000,000 shares of our common stock have initially been reserved for issuance pursuant to a variety of stock-based compensation awards, including stock options, stock appreciation rights, stock awards, restricted stock, restricted stock units and other stock and cash-based awards. Options to issue 10,000,000 shares of our common stock have been issued under the 2015 Plan. All such options were issued to our CEO under a share option agreement which provides, among other things, that the exercise price is $0.005 per share, the term of the option is ten years and that the options shall vest monthly over a two year period commencing on April 1, 2015. This award is also subject to accelerated vesting in certain circumstances, including in connection with certain terminations or the achievement of specified performance milestones including the successful offer and sale of all of the shares of common stock being offered by the Company pursuant to this prospectus. See “Executive Compensation — Agreements with Executive Officers”.

Effective as of April 1, 2015, we entered into an employment agreement with our CEO. The initial term of employment agreement expires on December 31, 2018, unless earlier terminated by either party. The agreement provides for automatic one-year renewals, unless either party gives notice of their intention not to extend at least 90 days prior to the expiration of any term. Under this employment agreement, the CEO receives a minimum annual base salary of $180,000.

Effective as of April 1, 2015, we entered into an employment agreement with our Secretary. The initial term of employment agreement expires on December 31, 2018, unless earlier terminated by either party. The agreement provides for automatic one-year renewals, unless either party gives notice of their intention not to extend at least 90 days prior to the expiration of any term. Under this employment agreement, the Secretary receives a minimum annual base salary of $80,000.

Up to a Maximum of 15,000,000 Common Shares at
$0.50 per Common Share

REIGN SAPPHIRE CORPORATION

__________________________

Preliminary Prospectus

__________________________

May 26, 2015

YOU SHOULD ONLY RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. WE ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, COMMON SHARES ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED.

Until ____________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by the Registrant, are as follows:

SEC Registration Fee	$871.50
Printing Expenses	$5,000
EDGAR Fees	$1,000
Accounting Fees and Expenses	$15,000
Legal Fees and Expenses	$75,000
Blue Sky Fees/Expenses	$500
Transfer Agent Fees	$2,500
TOTAL	$99,872.50

____________

(1)   All amounts are estimates, other than the SEC’s registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law (the “Delaware Law”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, (including reimbursement for expenses incurred) arising under the Securities Act of 1933. The Certificate of Incorporation of Reign Sapphire Corporation (“we”, “us”, “our” or “Corporation”) provides for indemnification of officers, directors and other employees of the Corporation to the fullest extent permitted by Delaware Law. Our Certificate of Incorporation provides that directors shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of a director’s duty of loyalty to our company or our stockholders, (ii) acts and omissions that are not in good faith or that involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the Delaware Law, or (iv) for any transaction from which the director derived any improper benefit.

Delaware Law and our Certificate of Incorporation, allow us to indemnify our officers and directors from certain liabilities and our Bylaws (“Bylaws”) state that we shall indemnify every (i) present or former director, advisory director or officer of us and (ii) any person who while serving in any of the capacities referred to in clause (i) served at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, association or other enterprise.

Our Bylaws provide that the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, association or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with which action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

Except as provided above, our Certificate of Incorporation provides that a director shall be liable to the extent provided by applicable law, (i) for breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware Law or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware Law. Neither any amendment to or repeal of our Certificate of Incorporation, nor the adoption of any provision hereof inconsistent with our Certificate of Incorporation, shall adversely affect any right or protection of any director of the Corporation existing at the time of, or increase the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to or at the time of such amendment.

The Company has insurance coverage under a policy insuring its directors and officers against certain liabilities which they may incur in their capacity as such.

Neither our Bylaws, nor our Certificate of Incorporation include any specific indemnification provisions for our officer or directors against liability under the Securities Act of 1933, as amended (the “Act”). Additionally, insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

In the three years preceding the filing of this Registration Statement, the Registrant entered into the following transactions involving the sale of its securities that were not registered under the Securities Act of 1933, as amended (the “Securities Act”):

(1)   During the period commencing on December 31, 2014 and ending April 30, 2015, the Registrant issued an aggregate of 30,195,000 shares of its common stock to twenty individuals and entities at a purchase price per share of no less than $0.005, which was determined by the board of directors to be the fair market value of a share of the Registrant’s common stock as of the date of issuance.

(2)   On May 1, 2015, the Registrant granted its President and CEO options to purchase 10,000,000 shares of its common stock with a per share exercise price of $0.005 under the Registrant’s 2015 Equity Incentive Plan.

No underwriters were involved in any of the sales of securities and in each case the securities were offered and sold pursuant to an exemption from the registration requirements under Regulation D and/or Section 4(a)(2) of the Securities Act since, among other things, the transactions did not involve a public offering and the securities were acquired by sophisticated purchasers for investment purposes only and not with a view to or for sale in connection with any distribution thereof. The sales of the securities were made without any form of general solicitation or advertising and all of the foregoing securities are deemed restricted securities for purposes of the Securities Act. Each of the recipients of securities represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the stock certificates.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)   The list of exhibits is set forth under “Exhibit Index” at the end of this Registration Statement and is incorporated in this Item 16(a) by reference.

(b)   See the Index to Consolidated Financial Statements included on page F-1 for a list of the financial statements included in this registration statement. All schedules not identified above have been omitted because they are not required, are inapplicable, or the information is included in the consolidated financial statements or notes contained in this registration statement.

ITEM 17. UNDERTAKINGS

A.    The undersigned Registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

(a)   include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)   reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(c)   include any additional or changed material information with respect to the plan of distribution.

(2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)   For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the Registration Statement as of the time it was declared effective.

(5)   For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)   For the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) under the Securities Act as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§§230.430A of this chapter), shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness. Provided however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

(7)   For the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of securities:

The Registrant undertakes that in a primary offering of securities of the Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)   Any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424 of this chapter;

(b)   Any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

(c)   The portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

(d)   Any other communication that is an offer in the offering made by the Registrant to the purchaser.

B.    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

C.    The undersigned Registrant hereby undertakes that:

(1)   For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(2)   For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, California on the 26th day of May, 2015.

REIGN SAPPHIRE CORPORATION

By:	/s/ Joseph Segelman
Joseph Segelman
President and Chief Executive Officer

POWER OF ATTORNEY

KNOWN ALL MEN BY THESE PRESENTS that each person whose signature to this registration statement appears below hereby constitutes and appoints Joseph Segelman as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments to the registration statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, and does hereby grant unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below.

Signature	Title	Date

/s/ Joseph Segelman	President, Chief Executive Officer and Director	May 26, 2015
Joseph Segelman	(Principal Executive Officer)

/s/ Joseph Segelman	Chief Financial Officer	May 26, 2015
Joseph Segelman	(Principal Financial and Accounting Officer)

/s/ Chaya Segelman	Director	May 26, 2015
Chaya Segelman

EXHIBIT INDEX

Exhibit Number	Description
3.1	Restated Certificate of Incorporation, as amended and currently in effect.

3.2	Bylaws of the Registrant, as currently in effect.

4.1*	Form of the Registrant’s common stock certificate.

5.1*	Legal Opinion of Qian & Company, a California Professional Law Corporation.

10.1+	Form of Indemnification Agreement between the Registrant and each of its directors and executive officers.

10.2+	Employment Agreement, dated April 1, 2015, between the Registrant and Joseph Segelman.

10.3+	Employment Agreement, dated April 1, 2015, between the Registrant and Chaya Segelman.

10.4+	2015 Equity Incentive Plan

10.5+	Share Option Agreement, dated May 1, 2015, between the Registrant and Joseph Segelman.

23.1*	Consent of Qian & Company, a California Professional Law Corporation (to be included in Exhibit 5.1).

23.2	Consent of Hartley Moore Accountancy Corporation, Independent Registered Public Accountants.

24.1	Power of Attorney (included in the signature page of this Registration Statement).

99.1	Copy of Subscription Agreement

____________

*      To be filed by amendment.

+     Management contract or compensatory plan